ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT, dated as of June 7, 2001, by and among Avado Brands, Inc., a Georgia corporation ("Avado"), McCormick & Schmick Holding Corp., a Georgia corporation ("MSHC"), each of the MSHC Subsidiaries (as defined below) (Avado, MSHC and the MSHC Subsidiaries are collectively referred to herein as the "Sellers"), and McCormick & Schmick Acquisition Corp., a Delaware corporation ("Purchaser"),

                              W I T N E S S E T H :

     WHEREAS, Sellers own and operate a chain of upscale seafood restaurants under the name "McCormick & Schmick(R)" and certain other trade names; and

     WHEREAS, Sellers desire to sell, and Purchaser desires to purchase, all of the Acquired Assets, for the consideration and on the terms set forth in this Agreement; and

     NOW,  THEREFORE,  in  consideration  of the  premises  and  other  good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:


ARTICLE I - DEFINITIONS

     1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Accountants" shall have the meaning set forth in Section 2.6(b).

     "Action" shall mean any action, suit, litigation, complaint, counterclaim, claim, petition, mediation contest, or administrative proceeding, whether at law, in equity, in arbitration or otherwise, and whether conducted by or before any Government or other Person.

     "Acquired Assets" shall mean all of Sellers' rights, title and interest in and to any and all assets and properties of Sellers reflected in the Reference Balance Sheet and all other properties and assets relating to the operations of the Restaurants and the Development Restaurant or otherwise necessary in connection with, material to, or used primarily in the conduct of the Business as currently being operated by Sellers and as operated by Sellers during the period covered by the Financial Statements, including, without limitation, the following:

     (i) all tangible personal property of any kind located in the Restaurants or on the Real Property and reflected on the Reference Balance Sheet, including, but not limited to, equipment, appliances, computers, machinery, tables, chairs, other furniture, bars, tableware, cookware, utensils, furnishings, signage, leasehold improvements, fixtures, uniforms, supplies and food and beverage inventory (including without limitation beer, liquor, and wine inventory);


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


     (ii) all personal property of any kind located in the Restaurants or otherwise used in the Business which is currently leased by Sellers pursuant to the Master Equipment Lease Agreement;

     (iii) petty cash in the aggregate amount of $200,000;

     (iv) all  prepaid  items  relating  to  the  Business,   including  without
          limitation all assets and deposits relating to the Development Restaurant;

     (v) all assignable Permits;

     (vi) all  assignable   rights  under  express  or  implied   warranties  of
          manufacturers, distributors, or retailers relating to the Acquired Assets;

     (vii) the Contracts and Leases;

     (viii) the Business Intellectual Property;

     (ix) all accounts receivable relating to goods delivered or services rendered prior to the Closing Date;

     (x) choses in action, causes of action, suits, proceedings, claims and demands, whether known or unknown, matured or unmatured, accrued or contingent, against third parties which relate or pertain to the MS Division, any Acquired Asset or Assumed Liability;

     (xi) telephone and facsimile numbers, post office boxes, stationary, forms, labels, shipping material, supplies, catalogs, brochures, art work, photographs and advertising and promotional materials; and

     (xii)all  records  and files  related to the MS  Division,  Real  Property,
          Development Restaurant and Development Sites such as rent calculations, landlord correspondence, construction documents, title reports, environmental and engineering reports, appraisals, surveys, etc.

     Notwithstanding the foregoing, "Acquired Assets" shall specifically not include the Excluded Assets.

     "Adjustment Amount" shall mean the dollar amount (which may be a positive or negative number) equal to (a) the Working Capital of the MS Division as of the Closing Date, minus (b) ($12,911,000).

     "Assumed Liabilities" shall mean all liabilities of Sellers directly relating to or arising out of the Acquired Assets or Sellers' ownership and operation of the Restaurants and the Development Restaurant including, without limitation, the following:

     (i)  liabilities  under  the  Contracts,   Leases  and  Permits  comprising


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
          Acquired Assets and any and all deferred revenue;

     (ii) liabilities for Taxes to the extent reflected as a current liability on the Closing Balance Sheet;

     (iii)liabilities for accrued vacation and sick time with respect to MS Personnel;

     (iv) liabilities to MS Personnel under the Sellers' short term incentive bonus plan for William P. McCormick, Douglas Schmick, Saed Mohseni, Gerald B. Barron and Jerry Kelso (the "STIP bonus program") and the Sellers' other short term incentive bonus plan for executive managers, senior managers and restaurant managers, in each case to the extent reflected as a current liability on the Closing Balance Sheet;

     (v) obligations of Sellers with respect to the Development Restaurant and Development Sites to the extent they are on the budget attached hereto as Schedule 5.4(a) or the facts, events or occurrences giving rise to such obligations arise after Closing; and

     Notwithstanding the foregoing, "Assumed Liabilities" shall specifically not include any of the Excluded Liabilities.

     "Business" shall mean the business of owning and operating the Restaurants and developing and opening new restaurants using the McCormick & Schmick concept, including but not limited to those operated under the trade names listed on Schedule 1.1A, in each case, including without limitation activities related and incidental thereto and as conducted by the MS Division on the Reference Date and immediately prior to the Closing.

     "Business Intellectual Property" shall mean the Owned Intellectual Property and the Licensed Intellectual Property.

     "Closing" shall have the meaning set forth in Section 2.3 hereof.

     "Closing Date" shall mean the time and date that the Closing occurs.

     "Code" shall mean the United States Internal Revenue Code of 1986, as amended, and all regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Company Group" shall mean any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Closing Date, includes or has included any of the Sellers, or any other group of corporations that, at any time on or before the Closing Date, files or has filed any Tax Return on a combined, consolidated, affiliated or unitary basis with any of the Sellers.

     "Consents"  shall  mean  all  consents,  waivers,  orders,   registrations,


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
declarations, notices, releases, authorizations, approvals, and estoppels of others (including without limitation the Sellers' stockholders, other security holders and lenders) which are required to be sent or obtained prior to or in order to effect the transactions contemplated herein, including without limitation the valid assignment, transfer, and conveyance from Sellers to Purchaser of the Material Contracts, Intellectual Property Contracts, Leases and assignable Permits which constitute Acquired Assets to which any Seller is a party, in each case without resulting in any default, breach or loss of rights under any of the Material Contracts, Intellectual Property Contracts, Leases and Permits.

     "Contracts" shall mean all existing written and oral agreements and commitments of or relating to any of the constituent entities of the MS Division, including without limitation all employment and consulting contracts, union contracts, agreements with suppliers and customers, leases, licenses, deferred compensation agreements, indentures, notes, bonds, mortgages, security agreements, loan agreements, guarantees and franchise agreements.

     "Development  Restaurant"  shall  have the  meaning  set  forth in  Section
5.4(a).

     "Development Sites" shall have the meaning set forth in Section 5.4(b).

     "Disclosure Memorandum" shall mean the set of numbered schedules referencing Sections of this Agreement delivered by Sellers and dated of even date herewith, as supplemented in accordance with the terms hereof by new or amended schedules delivered by Sellers prior to the Closing.

     "Environmental Claims" refers to any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, notice of violation, judicial or administrative proceeding, judgment, letter or other written communication from any Government or third party involving Remedial Actions, violations of Environmental Laws or Releases of Hazardous Materials from or onto
(i) any Real Property or other assets, properties or businesses of any of the constituent entities of the MS Division or any of their respective predecessors in interest, or (ii) any facilities which received Hazardous Materials generated by and of any constituent entity of the MS Division or any of their respective predecessors in interest.

     "Environmental Laws" shall mean all federal, state, municipal, and local laws, statutes, ordinances, rules, regulations, conventions, and decrees relating to the environment, including without limitation, those relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic, or Hazardous Materials or wastes of every kind and nature into the environment (including without limitation ambient air, surface water, ground water, soil, and subsoil), or otherwise relating to the manufacture, generation, processing, distribution, application, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes, and any and all laws, rules, regulations, codes, directives, orders, decrees, judgments, injunctions, consent agreements, stipulations, provisions, and conditions of Environmental Permits, licenses, injunctions, consent agreements, stipulations, certificates of authorization, and other operating authorizations, entered, promulgated, or approved thereunder.



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
     "Environmental Liabilities" means any monetary obligations, losses, liabilities (including without limitation strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including without limitation all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim or threatened Releases of Hazardous Materials.

     "Environmental Permits" shall mean all permits, licenses, certificates, approvals, authorizations, regulatory plans or compliance schedules required by applicable Environmental Laws, or issued by a Government pursuant to applicable Environmental Laws, or entered into by agreement of the party to be bound, relating to activities that affect the environment, including without limitation, permits, licenses, certificates, approvals, authorizations, regulatory plans and compliance schedules for air emissions, water discharges, pesticide and herbicide or other agricultural chemical storage, use or application, and Hazardous Material or Solid Waste generation, use, storage, treatment and disposal.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" shall mean First Union National Bank, or another bank mutually agreeable to Avado and Purchaser.

     "Escrow Agreement" and "Escrow Amount" shall have the meanings set forth in
Section 2.5.

     "Excluded Assets" shall mean (i) inventories and other immaterial assets which have been disposed of in the ordinary course of business since the Reference Date; (ii) cash in the Restaurants in excess of $200,000, (iii) any right, title or interest of Sellers under or related to this Agreement and the other Purchaser Transaction Documents, including, without limitation, the Purchase Price; (iv) the corporate seals, minute books, stock books, blank share certificates, tax returns and other records relating to the corporate organization or Tax reporting of the Sellers; (v) the rights to the Sellers' claims for any federal, state, local or foreign Tax refunds; (vi) any Permits that are not transferable under applicable laws; (vii) Sellers' bank accounts and deposits therein; and (viii) Material Contracts set forth on Schedule 1.1C which are not being assigned to Purchaser hereunder.

     "Excluded Liabilities" shall mean the following liabilities of Sellers:

     (i) any liability of Sellers arising under or which Sellers agree to pay under this Agreement or any other Seller Transaction Document or which relates in part to any asset of Sellers that is not an Acquired Asset;

     (ii) any liability of Sellers or any of their affiliates for Taxes except to the extent that the amount of such Tax is reflected as a current liability on the Closing Balance Sheet;


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
     (iii)any liability, obligation or responsibility of Sellers or any of their affiliates arising under the Seller Plans (except to the extent stated in subsections (iii) and (iv) of the definition of "Assumed Liabilities") including without limitation liabilities arising under Sellers' long term incentive bonus plan (the "LTIP bonus program");

     (iv) any liability (contingent or otherwise) to Sellers' lenders including, without limitation, any liability to Morgan Guaranty Trust Company of New York;

     (v) any liability (contingent or otherwise) with respect to the Lease Agreement dated June 14, 1995 between Tamal Vista Investors and the Mallard Group, Inc. which was assigned to McCormick & Schmick's SCP VIII on or about July 13, 1996;

     (vi) any liability to holders of Ownership Interests or shareholders or debtholders of Avado;

     (vii)any liability (including without limitation intercompany debt) to Seller or any of their affiliates (except for obligations of Purchaser arising under this Agreement);

     (viii)  any  liability  of  Sellers  for  the  unauthorized   installation,
          duplication or use of licensed software in excess of $10,000;

     (ix) any liability of Sellers under the Master Equipment Lease Agreement;

     (x) any liability of Sellers relating to the Material Contracts set forth on Schedule 1.1C which are not being assigned to Purchaser (including without limitation, liabilities to Wachovia Bank, N.A. and liabilities to SunTrust Bank, Atlanta);

     (xi) any liability of Sellers with respect to the Development Restaurant and Development Sites if the facts, events or occurrences giving rise to such obligations arise prior to Closing and such liabilities are not included on (or are in excess of the applicable amounts set forth in) the budget attached hereto as Schedule 5.4(a); and

     (xii)any  liability  for  worker's  compensation,   general  liability  and
          employment practice claims relating to the operation of the Business prior to the Closing Date.

     "Forum" shall mean any federal,  state, local, municipal, or foreign court,
governmental   agency,   administrative  body  or  agency,   tribunal,   private
alternative dispute resolution system, or arbitration panel.


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
     "Financial Statements" shall have the meaning set forth in Section 3.6.

     "GAAP" shall mean generally accepted accounting principles as in effect on the date hereof, consistently applied.

     "Government" shall mean any federal,  state, local,  municipal,  or foreign
government   or   any   department,    commission,    board,   bureau,   agency,
instrumentality, unit, or taxing authority thereof.

     "Hazardous Material" shall mean, without regard to amount and/or concentration (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components and manufactured products containing Hazardous Materials.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Intellectual Property" shall mean all foreign and domestic (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, including without limitation all extensions, modifications and renewals of same (collectively, "Trademarks"); (ii) inventions, discoveries and ideas, whether patentable or not, and all patents, registrations, and applications therefor, including without limitation divisions, continuations, continuations-in-part and renewal applications, and including without limitation renewals, extensions and reissues (collectively, "Patents"); (iii) confidential and proprietary information, trade secrets and know-how, including without limitation processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists
(collectively, "Trade Secrets"); (iv) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, "Copyrights"); and (v) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including without limitation rights to recover for past, present and future violations thereof (collectively, "Other Proprietary Rights").

     "Intellectual Property Contracts" shall mean all agreements concerning the Business Intellectual Property, including without limitation agreements granting any constituent entity of the MS Division rights to use the Licensed Intellectual Property, agreements granting rights to use Owned Intellectual Property, confidentiality agreements, Trademark coexistence agreements, Trademark consent agreements and nonassertion agreements.


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
     "Knowledge of Sellers" (or words of like effect) shall mean the actual knowledge, after due inquiry, of William P. McCormick, Douglas Schmick, Saed Mohseni, Gerald B. Barron, Jerry Kelso, Erich J. Booth, Tom E. DuPree, Jr., Margaret E. Waldrep and, only with respect to the representations in Section 3.9, Bill Doll.

     "Law" shall mean all federal, state, provincial, local, municipal or foreign constitutions, statutes, rules, regulations, ordinances, acts, codes, legislation, treaties, conventions, judicial decisions, and similar laws and legal requirements, whether of the United States of America or any other jurisdiction as in effect from time to time.

     "Leases" shall mean any and all leases or subleases of real property and improvements of the MS Division (all of which are described on Schedule 1.1B) and any leases or subleases subsequently entered into and pertaining to the Development Restaurant.

     "Licensed Intellectual Property" shall mean Intellectual Property that any of the constituent entities of the MS Division is licensed or otherwise permitted by other Persons to use.

     "Liens" shall mean any and all mortgages, pledges, security interests, liens, changes, conditional sales agreements and other encumbrances.

     "Liquor Permits" shall mean all Permits required for the sale of beer, wine or other alcoholic beverages at the Restaurants.

     "LTIP bonus program" shall have the meaning set forth in the definition of "Excluded Liabilities."

     "Master Equipment Lease Agreement" is defined in Schedule 1.1C.

     "Material Contracts" shall mean all Contracts that involve monetary obligations of or to any constituent entity of the MS Division of more than $100,000 per year, a list of which are set forth on Schedule 1.1C.

     "Minor Contracts" shall mean all Contracts that are not Material Contracts.

     "MS Division" shall mean Avado (but only with respect to the operations of the Restaurants and Development Restaurant conducted by Avado as of the Reference Date and immediately prior to Closing and the assets and liabilities directly related thereto), MSHC and the MSHC Subsidiaries.

     "MSHC" shall mean McCormick & Schmick Holding Corp., a Georgia corporation.

     "MSHC Subsidiaries" shall mean the direct and indirect subsidiaries of MSHC, all of which are listed on Schedule 1.1D.

     "MS Personnel"  means (i) all employees of MSHC and the MSHC  Subsidiaries,
(ii) any employee of Avado exclusively  involved in the operation or supervision


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
of the Restaurants and/or the Development Restaurant, or (iii) any person who any Seller intends (as of the date hereof) will become an employee of the MS Division prior to or as of the Closing, who in the case of clauses (ii) and
(iii) are set forth on Schedule 1.1E hereto.

     "Orders" shall mean all applicable orders, writs, judgments, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

     "Owned Intellectual Property" shall mean Intellectual Property owned by any constituent entity of the MS Division.

     "Ownership Interests" shall have the meaning set forth in Section 3.5.

     "Permits" shall mean all licenses, franchises or concessions of every kind, certificates of occupancy, and permits, approvals, franchises, other certificates or authorizations of any nature (including without limitation those related to Intellectual Property), from any Government which relate to or are used in or are necessary for the Business, the Restaurants, the Development Restaurant, or the Real Property or any other Acquired Assets.

     "Permitted Encumbrances" shall mean such easements, restrictions, covenants, defects in title, survey matters and other encumbrances to the extent that they could not reasonably be expected to materially interfere with or impair Purchaser's use of the Real Property for the operation of the Restaurants. Permitted Encumbrances shall include in the case of both Real Property and personal property all liens for taxes not yet due and payable. In the case of assets pertaining to the Development Restaurant, prior to the opening of such Development Restaurant, Permitted Encumbrances shall include all mechanic's and materialman's liens.

     "Person" shall include an individual, a partnership of any kind, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a government, and any other legal entity.

     "Purchaser Indemnitees" shall have the meaning set forth in Section 7.1.

     "Purchaser's   Activities"  and  "Purchaser's  Designees"  shall  have  the meanings set forth in Section 5.3.

     "Purchaser  Transaction  Documents"  shall  have the  meaning  set forth in
Section 4.1.

     "Real Property" shall mean the land and improvements subject to Leases.

     "Reference Balance Sheet" shall have the meaning set forth in Section 3.6.

     "Reference Date" shall have the meaning set forth in Section 3.6.

     "Registered" shall mean issued, registered, renewed or the subject of a pending application.

     "Relative" shall mean (i) the spouse of a Person or (ii) any sibling, parent, grandparent, child, or grandchild of a Person or such Person's spouse and any spouse of any of the foregoing Persons.

     "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including without limitation the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

     "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

     "Report" shall have the meaning set forth in Section 2.6.

     "Restaurants" shall mean the 33 restaurants and 1 catering/cafe business operated by the MS Division under the trade names and at the locations as set forth on Schedule 1.1A, and the additional Development Restaurant if completed prior to Closing.

     "Schedules" shall mean the numbered sections of the Disclosure Memorandum.

     "Seller Indemnitees" shall have the meaning set forth in Section 7.3.

     "Seller Plans" shall have the meaning set forth in Section 3.20.

     "Seller Transaction Documents" shall have the meaning set forth in Section 3.1.

     "Solid Waste" shall mean any garbage, refuse, sludge from a waste treatment plant, water supply treatment plant, or air pollution control facility, and other discarded material, including without limitation solid, liquid, semisolid, or contained gaseous material resulting from industrial, commercial, mining, and agricultural operations, and from community activities.

     "STIP bonus program" shall have the meaning set forth in the definition of "Assumed Liabilities."

     "Taxes" shall mean any past, present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, use, customs, value added, consumption, transfer, license, payroll, employee income, withholding, social security, and franchise taxes, imposed or levied by the United States of America or any Government or by any department, agency or other political subdivision or taxing authority thereof or therein, all deposits required in connection therewith, and all interests, penalties, additions to tax, and other similar liabilities with respect thereto.

     "Tax Return" shall mean any federal, state, local or foreign return, report, statement or form required to be filed under the Code or applicable state, local or foreign Tax laws.

     "Termination Date" shall mean July 31, 2001; provided, however, that either party may extend the Termination Date to August 21, 2001 by sending the other party written notice on or prior to July 27, 2001, provided that the conditions to Closing have not been satisfied despite such requesting party's good faith efforts.

     "Working Capital" shall mean as of any date of determination, the amount equal to (a) the sum of (1) credit card accounts receivable, (2) other accounts receivable, (3) inventory and (4) prepaid expenses, minus (b) the sum of (1) trade accounts payable, (2) sales tax accounts payable, (3) accrued payroll and payroll taxes, (4) accrued bonuses (including without limitation the STIP: bonus program calculated in a manner consistent with past practice), and (5) other accrued liabilities; provided, that in no event shall the calculation of working capital include (i) accounts payable (or other accrued liabilities) for costs of construction, (ii) liabilities related to the overaccruals in the STIP bonus program and LTIP bonus program for fiscal years 1999 and 2000 which at April 28, 2001 was $502,000, (iii) liabilities related to the LTIP bonus program, or (iv) Excluded Assets or Excluded Liabilities. The calculation of Working Capital shall be made in accordance with GAAP and in a manner consistent with the Financial Statements.

ARTICLE II - PURCHASE AND SALE; CLOSING

     2.1 Assets. Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell, transfer and deliver to Purchaser all of their rights, title and interest in and to the Acquired Assets (free and clear of any Liens except Permitted Encumbrances), and Purchaser will purchase the Acquired Assets from Sellers.

     2.2 Purchase Price. The purchase price (the "Purchase Price") for the Acquired Assets shall be $123,500,000, subject to adjustment pursuant to Sections 2.6 and subject to the Earn-Out Amount, if any, payable under Section 2.8.

     2.3 Closing. The closing of the transactions described in this Agreement, including without limitation the sale of the Acquired Assets (the "Closing"), shall take place at the offices of Schulte Roth & Zabel LLP on the date that is two business days after the satisfaction or waiver of all conditions to Closing set forth in Article VI, or at such other time and place as the parties may agree. Subject to the provisions of Article VIII, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. The Closing shall be effective as of the close of business on the Closing Date.

     2.4 Deliveries at the Closing. (a) At the Closing, Sellers shall deliver to


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
Purchaser the following:

     (i) bills of sales and instruments of assignment, pursuant to which the Acquired Assets will be transferred and assigned to Purchaser, executed by the Sellers, in the form reasonably satisfactory to both parties;

     (ii) A certificate executed by the chief executive officer or chief financial officer of Avado, dated as of the Closing Date, certifying in such detail as Purchaser may reasonably request that, subject to the matters disclosed in the Disclosure Memorandum as it may be supplemented by Sellers from time to time in accordance with the terms hereof, all representations and warranties of Sellers in this Agreement are true in all material respects (other than representations and warranties qualified as to materiality which shall be true and correct in all respects, after giving effect to the materiality qualifier(s) contained therein) and all covenants required to be performed by Sellers (and the other constituent entities of the MS Division to the extent applicable) prior to or on the Closing Date have been performed in all material respects or waived by Purchaser in writing, in each case as of the Closing Date;

     (iii)A certificate of the Secretary or an Assistant Secretary of each Seller, dated as of the Closing Date, certifying in such detail as Purchaser may reasonably request with respect to the resolutions adopted by the governing body and owners (to the extent applicable) of each Seller authorizing the execution, delivery, and performance of this Agreement and the incumbency of the officers executing this Agreement and any agreement, certificate, document or instrument furnished pursuant hereto;

     (iv) The opinion of Kilpatrick Stockton LLP, counsel to Sellers, in the form reasonably satisfactory to the parties and their counsel;

     (v)  The Escrow Agreement, duly executed by Avado and the Escrow Agent;

     (vi) A Cross-Receipt, duly executed by Avado;

     (vii)Certificates from the Secretaries of State of the respective jurisdictions of incorporation and foreign qualification to the effect that each of the Sellers is in good standing in such jurisdictions, in each case, dated as of a date not more than sixty days prior to the Closing Date, and an oral or written confirmation from a national records search company as of the Closing Date that, based on telephonic or internet confirmations from the respective Secretaries of State, Sellers are still in good standing in such jurisdictions;

     (viii) Copies of all Consents (other than those required under Minor Contracts, unless such Consents are listed on Schedule 3.3);

     (ix) Releases of all Liens on any of the Acquired Assets,  except Permitted

          Encumbrances;

     (x) Copies of documents evidencing the transfer of the Acquired Assets subject to the Master Equipment Lease Agreement to Sellers at or prior to Closing, in such form reasonably satisfactory to Purchaser; and

     (xi) Any other  documents that  Purchaser may  reasonably  request at least
          three  days  prior  to  the  Closing  in  order  to   effectuate   the
          transactions contemplated hereby.

     (b) At the Closing, Purchaser shall deliver to Sellers the following:

     (i) The funds constituting the Purchase Price by wire transfer of immediately available funds to an account(s) designated by Avado prior to Closing, less the Escrow Amount, which Purchaser shall deliver by wire transfer of immediately available funds to the Escrow Agent;

     (ii) An instrument of assumption, pursuant to which Purchaser will assume the Assumed Liabilities, executed by the Purchaser, in the form reasonably satisfactory to the parties;

     (iii)A certificate executed by Purchaser, dated as of the Closing Date, certifying in such detail as Avado may reasonably request, that all representations and warranties of Purchaser in this Agreement are true in all material respects as of the Closing Date (other than representations and warranties qualified as to materiality which shall be true and correct in all respects, after giving effect to the materiality qualifier(s) contained therein) and all covenants required to be performed by Purchaser prior or on the Closing Date have been performed in all material respects or waived by Avado in writing, in each case as of the Closing Date;

     (iv) A certificate of the Secretary or an Assistant Secretary of Purchaser, dated as of the Closing Date, certifying in such detail as Avado may reasonably request with respect to the resolutions adopted by the Board of Directors of Purchaser reasonably authorizing the execution, delivery, and performance of this Agreement and the incumbency of the officers executing this Agreement and any agreement, certificate, document or instrument furnished pursuant hereto;

     (v) The opinion of Schulte Roth & Zabel LLP, counsel to Purchaser, in the form reasonably satisfactory to the parties and their counsel;

     (vi) The Escrow Agreement, duly executed by Purchaser and the Escrow Agent;

     (vii) A Cross-Receipt, duly executed by Purchaser; and

     (viii) Any other documents that Avado may reasonably request at least three days prior to the Closing in order to effectuate the transactions contemplated hereby.

     2.5 Escrow. At the Closing, the Purchaser shall deliver to the Escrow Agent $2,000,000 (the "Escrow Amount") in respect of the earn out contemplated by
Section 2.8 hereof, such amount to be held by the Escrow Agent for the periods set forth in Section 2.8 and disbursed by it in accordance with the terms of an Escrow Agreement in the form reasonably satisfactory to the parties hereto and the Escrow Agent (the "Escrow Agreement"). At the time of final disbursement of the Escrow Amount, any earnings on the Escrow Amount shall be disbursed to the parties pro rata in proportion to the ultimate distribution of the Escrow Amount.

     2.6 Adjustment Amount. (a) Within ninety (90) days after the Closing Date, Purchaser will deliver to Avado a report (the "Report") which (i) contains a balance sheet of the MS Division at the close of business on the Closing Date prepared in accordance with GAAP and in a manner consistent with the Financial Statements (the "Closing Balance Sheet"), and (ii) sets forth in a separate calculation (A) the Working Capital of the MS Division as of the close of business on the Closing Date (the "Closing Working Capital"), and (B) Purchaser's calculation of the Adjustment Amount. The Report shall include an audit opinion by PricewaterhouseCoopers LLP (or another accounting firm of national standing) stating that the Report presents fairly, in all material respects, the financial position, Closing Working Capital, and Adjustment Amount of the MS Division in accordance with the provisions of this Agreement. Purchaser shall use its commercially reasonable efforts to cause its accountants and shall cause those personnel employed by Purchaser and its affiliates after the Closing who have previously prepared internal financial statements of the MS Division to be reasonably available to Avado to discuss the Report. In connection with the preparation of the Report, Sellers shall provide Purchaser and its accountants with access to the accountants, accounting records and all audit work papers of the MS Division and other customary assistance and cooperation and shall provide such representations as are required under PricewaterhouseCoopers LLP's standard policies. Purchaser agrees that if PricewaterhouseCoopers LLP so requests, Purchaser shall provide the same representations. If, within thirty days following delivery of the Report (the "Review Period"), Avado has not given Purchaser notice of its objection to the Adjustment Amount, then the Adjustment Amount as stated in the Report will be final.

     (b) If Avado gives such notice of objection (such notice must contain a statement in reasonable detail of the basis of Avado's objection and the total amount which Avado disputes), then Avado and Purchaser will attempt to resolve the issues in dispute. Any items not identified in such notice of objection will be deemed accepted by Avado. In the event that the issues are not resolved within 30 days after the date of the notice, the issues in dispute will be submitted to Andersen, certified public accountants, for resolution (the
"Accountants"). If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party or its subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants one position paper relating to the determination within 15 days of the submission of the dispute to the Accountants and to respond to the Accountants' questions regarding the dispute; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; (iii) Sellers will pay an amount of the fees incurred by the Accountants for such determination equal to the amount of the fees multiplied by a fraction, the numerator of which is the amount of the dispute which is awarded in favor of Purchaser, and the denominator of which is the total amount in dispute; and (iv) Purchaser shall pay the balance of such fees. Purchaser and Avado shall request that the Accountants render a determination within 30 days after the Accountants are retained.

     (c) If the Adjustment Amount is a positive number, Purchaser shall pay Sellers such amount. If the Adjustment Amount is a negative number, Sellers shall pay Purchaser such amount. Such payments shall be made within ten days following the final determination of the Adjustment Amount. Payments to Sellers shall be made pursuant to Section 2.4(b)(i), and payments to Purchaser shall be made pursuant to Section 2.10 or, at Purchaser's option, from the Escrow Amount, subject to the procedures contained herein.

     2.7 Assumption of Liabilities. At Closing, Purchaser shall assume all of the Assumed Liabilities.

     2.8 Earn-Out. (a) Purchaser shall pay to Sellers additional Purchase Price in an aggregate amount equal to $2,000,000, $1,200,000 of which shall be payable to Sellers on April 30, 2002 and $800,000 of which shall be payable to Sellers on the first anniversary of the Closing Date, subject in each case to adjustment as provided herein (collectively, the "Earn-Out Amount"). Pending payment to Sellers or application against any Losses incurred by any Purchaser Indemnitee or as set forth in the second sentence of Section 2.6(c), as provided in this
Section 2.8, the Earn-Out Amount shall be held by the Escrow Agent pursuant to the Escrow Agreement in accordance with the terms thereof.

     (b) Notwithstanding Section 2.8(a) above, the Earn-Out Amount shall be reduced by any Losses which Sellers are obligated to pay to any Purchaser Indemnitee under Article VII. The Escrow Amount shall be reduced by any such Losses and the amount thereof shall be disbursed from the escrow to Purchaser.

     (c) To the extent that any claim has been made by a Purchaser Indemnitee under Section 7.1 in respect of any Loss that has not been finally determined on or prior to the date of which a disbursement of the Earn-Out Amount is due under
Section 2.8(a) above, the payment of that portion of the Earn-Out Amount, if any, equal to the amount of the Loss claimed by the Purchaser Indemnitee, shall not be due and payable to Sellers until such time as the amount of such Loss is finally determined. Promptly thereafter, the actual amount of the Loss shall be disbursed from the escrow to Purchaser, and the balance, if any, shall be disbursed to Sellers.

     (d) Until such time as monies held in escrow are paid to Sellers in respect of additional Purchase Price in accordance with this Section 2.8, all such monies shall constitute assets of Purchaser and not of Sellers, and Purchaser shall, until such time as the monies are paid to Sellers, retain title to such monies.

     2.9 Allocation of Purchase Price. Prior to the Closing Date, Avado and Purchaser shall mutually agree on the allocation of the Purchase Price among the Acquired Assets, and such allocation shall be signed by both parties and attached hereto as Exhibit A hereof. To the extent that an Adjustment Amount is paid under Section 2.6 or any portion of the Earn-Out Amount is paid under
Section 2.8, such amounts will be considered to be an increase or decrease to the Purchase Price, as the case may be, and shall be considered an adjustment to the portion of the Purchase Price allocated and being paid for the intangible assets. Each party hereby agrees that it will not take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding relating to income tax matters that is inconsistent with the terms of this Section 2.9.

     2.10 Payments. All payments which Purchaser is required to make to Sellers under this Agreement or any Purchaser Transaction Document shall be made to Avado by wire transfer to an account designated by Avado or as Avado otherwise directs. Avado shall allocate the payment among the various Sellers in accordance with the allocation agreed to by the parties under Section 2.9. All payments which Sellers are required to make to Purchaser under this Agreement or any Seller Transaction Document shall be made to Purchaser by wire transfer to an account designated by Purchaser or as Purchaser otherwise directs.

     2.11 Bulk Transfer Laws. The parties hereto agree and acknowledge that Sellers shall not be required to comply with the bulk transfer laws of any jurisdiction. Sellers shall jointly and severally indemnify Purchaser and hold it harmless from and against any and all claims, costs, losses and damages which may be incurred by it with respect to any claim made by any creditors of Sellers against or in respect of Purchaser or any of the Acquired Assets arising out of the failure to comply with any bulk transfer or bulk sales laws in connection with the transactions contemplated herein (except to the extent that a claim relates to an Assumed Liabilities not paid by Purchaser).

     2.12 Excluded Restaurants. If prior to Closing Purchaser is unable to obtain a Liquor Permit or Consent for the Liquor Permit for the Restaurant Unit Numbers 57, 38 and 44 (as set forth on Schedule 1.1A) and management agreements will not be effective to allow the continued operation of the Restaurants after the Closing Date (as described in the last sentence to Section 6.1), Sellers and Purchaser will designate at Closing each of the affected Restaurant as an "Excluded Restaurant". If any Restaurant is designated as an Excluded Restaurant in accordance with this section, then the Lease and all other Acquired Assets relating exclusively to such Excluded Restaurant shall not be transferred to Purchaser hereunder, Assumed Liabilities pertaining to such Excluded Restaurant shall not be assumed by Purchaser hereunder, and the Purchase Price shall be reduced by an amount equal to the original capitalized amount of the construction cost for such Excluded Restaurant as reflected on the books and records of the MS Division. Within 3 business days following the receipt by Purchaser of the Liquor Permit or Consent for the Liquor Permit for a particular Excluded Restaurant, the parties will complete the Closing with respect to such Excluded Restaurant.


ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER

     Subject to the limitations and exceptions set forth in the Disclosure Memorandum dated of even date hereof, which may be supplemented or amended from time to time by Avado in accordance with the terms hereof for changes or developments which occur between the date hereof and the Closing Date (but which may only be amended or supplemented to rectify errors or omissions with the prior written consent of Purchaser, which consent may be withheld in Purchaser's sole discretion), Sellers hereby jointly and severally represent and warrant to Purchaser as follows:

     3.1 Organization, Qualifications and Corporate Power. Avado is a corporation duly incorporated and organized, validly existing, and in good standing under the laws of the State of Georgia. Each of MSHC and the MSHC Subsidiaries is a corporation or limited partnership duly incorporated (in the case of corporations) and organized, validly existing, and in good standing under the laws of its State of organization as listed on Schedule 1.1D. Sellers have the corporate power and authority to execute and deliver, and perform their obligations under this Agreement and all other agreements, documents, certificates, and other papers contemplated to be delivered by Sellers pursuant to this Agreement (collectively, the "Seller Transaction Documents"). Avado has full corporate power and authority and is entitled to operate that portion of the Business operated by it and to own, lease and operate those assets and properties (including without limitation all Real Property) of the Business owned or leased by it. MSHC and the MSHC Subsidiaries have full corporate (in the case of corporations) power and authority and are entitled to own, lease and operate their respective assets and properties (including without limitation all Real Property) of the Business owned or leased by them. Set forth on Schedule
3.1 is a list of states and jurisdictions where Avado (but only with respect to the MS Division), MSHC and each of the MSHC Subsidiaries (i) has an office or a Restaurant and/or (ii) is qualified to transact business as a foreign corporation. Except as set forth on Schedule 3.1 (which exceptions will be corrected prior to Closing), Avado (but only with respect to the MS Division), MSHC and each of the MSHC Subsidiaries is qualified to transact business, and is in good standing, in those states and jurisdictions in which the character of the properties owned, operated or leased or the nature of their activities require them to so qualify.

     3.2 Authorization. The execution, delivery, and performance by Sellers of the Seller Transaction Documents have been duly authorized by all necessary action (corporate or otherwise).

     3.3 Non-Contravention; Consents. (a) The execution, delivery and performance of this Agreement and the other Seller Transaction Documents, and the consummation of the transactions contemplated hereby and thereby do not require any filing with, notice to or Consent, waiver or approval of any third party, including but not limited to, any Forum, stockholder, lessor or creditor except for (i) the filing of the pre-merger notification report under the HSR Act and the expiration of the waiting period thereunder; (ii) Consents under the Permits (including, without limitation, the Liquor Permits), (iii) the Consents under Minor Contracts which are either listed on Schedule 3.3 or which will not be obtained, or (iv) the Consents listed on Schedule 3.3. Except as set forth on
Schedule 3.3, no Consent is required under any Minor Contract which, if such Consents are not obtained, individually or in the aggregate, would result in any material adverse change in or effect on the business, financial condition, results of operations, properties or assets of the MS Division or the Business.
Schedule 3.3 also lists Consents required under all Minor Contracts that involve monetary obligations of or to any constituent entity of the MS Division of more than $25,000 per year.

     (b) Except as set forth in subsection (a) above, the execution and delivery of this Agreement does not, the execution and delivery of the other Seller Transaction Documents will not, and the consummation by Sellers of the transactions contemplated hereby and thereby will not (i) conflict with or violate or result in a breach of any term of the Articles of Incorporation, Bylaws or other organizational documents of Sellers, (ii) constitute (with or without notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration of any obligation or loss of any benefit) under, result in a violation of or result in a breach of any Contract, Lease or any agreement or other instrument to which Avado or any other Seller is a party, (iii) violate any law or any order, rule, regulation or Permit applicable to Avado or any other Seller or (iv) result in the creation or imposition of any Lien upon any of the assets of any constituent entity of the MS Division.

     3.4 Validity. This Agreement has been duly executed and delivered by the Sellers and constitutes the legal, valid, and binding obligation of Sellers, enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect affecting the enforcement of creditors' rights. When each of the other Seller Transaction Documents has been executed and delivered in accordance with this Agreement, each will constitute the legal, valid, and binding obligation of Sellers, enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect affecting the enforcement of creditors' rights.

     3.5 Capitalization. The total authorized, issued and outstanding capital stock and limited partnership interests of MSHC and the MSHC Subsidiaries (collectively, "Ownership Interests") are as set forth in Schedule 3.5. All of the issued and outstanding Ownership Interests are owned of record and beneficially by Avado or the other Sellers as set forth on Schedule 3.5, except as otherwise noted on such Schedule.

     3.6 Financial Statements. (a)Prior to the date hereof, Avado has delivered to Purchaser copies of the unaudited consolidated balance sheet of the MS Division (the "Reference Balance Sheet") dated March 31, 2001 ("Reference Date"), the unaudited consolidated balance sheet of the MS Division dated December 31, 2000, and the unaudited consolidated statements of earnings and cash flow of the MS Division for the three month period ended March 31, 2001 and the fiscal year ended December 31, 2000 (such financial statements being hereafter collectively referred to as the "Financial Statements"). Except as set forth on Schedule 3.6, the Financial Statements have been prepared in accordance with GAAP consistently applied, present fairly the financial condition of the MS Division as at the date thereof and the results of their operations and cash flows for the periods then ended, and are consistent with the books and records of the MS Division, which books and records are true and complete in all material respects, except that the Financial Statements do not contain footnote disclosures and Financial Statements for interim periods are subject to normal year end adjustments.

     (b) The audited consolidated financial statements of the MS Division for the fiscal years ended on December 31, 2000 and December 31, 1999 to be delivered by Avado under Section 5.11 will have been prepared in accordance with GAAP consistently applied, will present fairly the financial condition of the MS Division as at the date thereof and the results of their operations and cash flows for the periods then ended, and will be consistent with the books and records of the MS Division.

     (c) Prior to the date hereof, Avado has delivered to Purchaser a copy of the trial balances for the MS Division as of April 28, 2001, and at Closing Avado will deliver to Purchaser a copy of the most recent trial balances of the MS Division then available, all of which are and will be true and correct in all material respects.

     3.7 Liabilities. Except for (i) liabilities incurred in the ordinary course of business since the Reference Date consistent with past experience of the MS Division during the period covered by the Financial Statements, (ii) liabilities reflected in the Reference Balance Sheet, (iii) liabilities described on
Schedule 3.7, and (iv) liabilities incurred in the ordinary course of business consistent with past experience of the MS Division of the type not required to be disclosed on the Reference Balance Sheet in accordance with GAAP and which are not material individually or in the aggregate to the business, financial condition, results of operations, properties or assets of the MS Division or the Business, no constituent entity of the MS Division has any liability and there are no liabilities directly relating to or arising out of the Acquired Assets or Sellers' ownership and operation of the Restaurants and the Development Restaurant (in each case, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, or whether due or to become due). Except as will be set forth on the books and records of the MS Division at Closing, Sellers will have satisfied in full any and all obligations to the MS Personnel due and payable on or before Closing. Sellers have no current liabilities other than current liabilities specifically included in or excluded from the definition of "Working Capital."

     3.8 Events Subsequent to Reference Date. Since the Reference Date, except as set forth on Schedule 3.8, no constituent entity of the MS Division has:

     (i)  issued,  redeemed  or entered  into any  binding  contract to issue or
          redeem  any  stock,  bond,   options,   warrants,   rights,  or  other
          securities;

     (ii) borrowed any amount or incurred any obligations or liabilities (absolute or contingent), except as permitted by or disclosed in accordance with Section 3.7 and except for current obligations and liabilities incurred in the ordinary course of business of the type and in the amounts consistent with the period covered by the Reference Balance Sheet;

     (iii)sold, assigned, mortgaged, pledged, subjected to Lien or otherwise transferred or disposed of any interest in any of the assets (other than inventory sold in the ordinary course of business and consistent with prior practices and other than dispositions as a result of wear and tear in the ordinary course of business) of the MS Division including without limitation those reflected in the Financial Statements, or canceled any debts or claims;

     (iv) suffered any casualty losses in excess of $50,000, or waived any rights in excess of $50,000 in value;

     (v) made any changes in employee compensation generally or in compensation of any executive officer (other than increases in compensation of individual employees who are not directors or officers in the ordinary course of business consistent with prior practices);

     (vi) materially written down the value or reduced its level of inventory or supplies in a manner inconsistent with past practice;

     (vii) materially changed the number of employees or management personnel;

     (viii) canceled, entered into, or amended any Material Contract or Lease except in the ordinary course of business and consistent with past practice;

     (ix) materially changed the manner in which its business is operated;

     (x) adopted a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other restructuring, recapitalization or reorganization of any of the entities of the MS Division or engaged in any of the foregoing, or voluntarily declared bankruptcy or sought the appointment of a receiver, trustee or custodian;

     (xi) made any change in its accounting methods, principles or practices or made any change in depreciation or amortization policies or rates adopted by it;

     (xii)revalued any portion of its assets, properties or businesses including without limitation any write-down of the value of the inventory in excess of $25,000 in the aggregate or any write-off of notes or accounts receivable in excess of $10,000 in the aggregate;

     (xiii) changed any of its advertising, pricing, purchasing, personnel, returns, budget or product acquisition policies, other than to account for seasonal variations in a manner consistent with past practices;

     (xiv)made any loan or advance to any of its officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business in a manner consistent with past practice);

     (xv) made any payment or binding commitment to pay severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives;

     (xvi)made any capital expenditures other than capital expenditures made in the ordinary course of business and which have been paid for in full or are reflected as a current liability on the books and records of the MS Division;

     (xvii) made any acquisition of all or any part of the assets, properties, capital stock or business of any other Person;

     (xviii) made any material change in its cash management policies; and

     (xx) agreed in writing to do any of the foregoing.

     In addition, since the Reference Date, Sellers have not taken any action contemplated in any clause of the preceding sentence to the extent such action is related to any constituent entity of the MS Division, whether to the Business or any of their respective properties, assets, personnel, customers, suppliers or otherwise. Since the Reference Date, the Business has been conducted in the ordinary course consistent with past practice and there has not been any change in the business, financial condition, results of operations, properties or assets of the MS Division that has had, individually or in the aggregate, a material adverse effect on the Acquired Assets, Business or the MS Division.

     3.9 Taxes. (a) Except as described on Schedule 3.9:

     (i) All Tax Returns required to be filed by any constituent entity of the MS Division and by each Company Group up to the Closing Date have been timely filed (or will be timely filed) and each such tax return is true, correct, and complete.

     (ii) All Taxes imposed by all Governments, which are due and payable by any of the constituent entities of the MS Division or any Company Group through the Closing Date, have been paid or will be paid prior to Closing.

     (iii)There are no Actions pending or, to Sellers' Knowledge, threatened against any constituent entity of the MS Division or any Company Group with respect to Taxes, nor are any such matters under discussion with any Government, nor have any claims for additional Taxes been received or assessed against any constituent entity of the MS Division or any Company Group.

     (iv) No Tax liens are outstanding and, to Seller's Knowledge, no claims are being asserted with respect to any Taxes of any Seller or any Company Group.

     (v) Each Seller has complied with all applicable Laws relating to the payment and withholding of Taxes.

     (b) There are no federal income Tax audits with respect to any member of the Company Group pending or that have ended within three years of the date of this Agreement.

     3.10 Legal Compliance. None of the constituent entities of the MS Division is in default under, in violation of or not in compliance with (a) its articles of incorporation or bylaws or other applicable constituent documents, or (b) any Order. The operations of the MS Division and their respective predecessors, if any, have been conducted in all material respects in compliance with all applicable Laws (for purposes of this sentence, any violation of applicable Law that could result in imposition of a fine or other monetary penalty, a loss of any Permit or that would require any constituent entity of the MS Division to terminate or refrain from any business activity shall be deemed to be a material non-compliance). No constituent entity of the MS Division has received any notification of any asserted past or present failure to comply with any applicable Law.

     3.11 Permits. Each constituent entity of the MS Division has all Permits and such Permits are in full force and effect. Each constituent entity of the MS Division has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows or will result in, nor after notice or lapse of time or both would allow or result in, suspension, modification, revocation or termination thereof or would result in any other impairment of the rights of the holder of any such Permits. Each constituent entity of the MS Division holds and, immediately following Closing (assuming that the Permits are assignable and that any required Consent is obtained), the Purchaser will hold, such Permits free of any claims or restrictions (other than any restrictions in existence at the time such Permits were issued pursuant to the terms thereof). No constituent entity of the MS Division has received any notice of any suspension, modification, revocation or termination of any Permit. No proceeding is pending or, to the Knowledge of Sellers, is threatened, to modify, suspend or cancel any Permit. Schedule 3.11 lists all Permits, including without limitation all Liquor Permits. There have been no such proceedings relating to any of the Liquor Permits.

     3.12 Assets. (a) The constituent entities of the MS Division have, and immediately following the Closing the Purchaser will have, good title to all Acquired Assets, free and clear of Liens, except (i) for Permitted Encumbrances,
(ii) for Liens which will be released at Closing, and (iii) that certain Acquired Assets are currently leased by Sellers under the Master Equipment Lease Agreement, which Acquired Assets will be transferred to Purchaser at Closing so that following the Closing Purchaser will have good title to such assets free and clear of the Master Equipment Lease Agreement and all Liens (except for Permitted Encumbrances). The Acquired Assets constitute all properties and assets necessary in connection with, material to or used primarily in the conduct of the Business as currently being conducted and as conducted during the period covered by the Financial Statements (other than the Excluded Assets and leased property for which Sellers have, and at Closing assuming that any required Consent is obtained, the Purchaser will have, a valid leasehold interest).

     (b) Each Acquired Asset constituting tangible personal property having a fair market value of $10,000 or more is in good operating condition consistent with its age, subject to normal wear and tear.

     3.13 Real Property. (a) Schedule 1.1A sets forth the location of each Restaurant. All Real Property is leased. No constituent entity of the MS

Division owns any Real Property and the Acquired Assets do not include any real property. Except as set forth on Schedule 3.13, (i) Sellers have, and (assuming that any required Consent is obtained) immediately following the Closing the Purchaser will have, good and valid leasehold estates or interests in and to all of the Real Property, free and clear of all Liens and encumbrances, except for Permitted Encumbrances, (ii) no Seller has assigned, transferred, conveyed, mortgaged, deeded in trust, encumbered or subleased all or any portion of any Real Property leased by any Seller and (iii) possession by the MS Division of the Real Property subject to the Leases has not been disturbed, nor has any claim been asserted adverse to Sellers' rights in such leasehold interests.

     (b) The water, electric, gas, and sewer utility services, and storm drainage facilities currently available to each parcel of Real Property are adequate for the operation of the Restaurants as presently operated, and to the Knowledge of Sellers, there is no condition which will result in the termination of the present access from each parcel of Real Property to such utility services and other facilities.

     (c) The constituent entities of the MS Division have obtained, or, to the Knowledge of Sellers, landlords have obtained on their behalf, all authorizations and rights-of-way which are necessary to ensure vehicular and pedestrian ingress and egress to and from the site of each Restaurant.

     (d) No constituent entity of the MS Division has received any notice that any Government having the power of eminent domain over any parcel of Real Property has commenced or intends to exercise the power of eminent domain or a similar power with respect to any part of the Real Property.

     (e) The Real Property and the present uses thereof comply in all material respects with all material Laws (including without limitation zoning laws and ordinances) of each Government having jurisdiction over the Real Property, and no constituent entity of the MS Division has received any notice from any Government alleging that the Real Property or any improvements erected or situated thereon, or the uses conducted thereon or therein, violate any regulations of any Government having jurisdiction over the Real Property.

     (f) To the Knowledge of Sellers, no work for municipal improvements has been commenced on or in connection with any parcel of Real Property or any street adjacent thereto and no such improvements are contemplated. No assessment for public improvements has been made against the Real Property which remains unpaid. No notice from any lessor under any Lease or any Government has been served upon the Real Property or received by any constituent entity of the MS Division, or to the Knowledge of Sellers, received by any owner of any of the Real Property subject to a Lease, requiring or calling attention to the need for any work, repair, construction, alteration, or installation on or in connection with the Real Property which has not been complied with.

     3.14 Intellectual Property Rights. Schedule 3.14 sets forth a true and complete list of all (i) Registered or material Owned Intellectual Property (each identified as a Patent, Trademark, Trade Secret, Copyright or Other
Proprietary  Right,  as  the  case  may  be),  and  (ii)  Intellectual  Property

Contracts. Except for those items listed on Schedule 3.14 under the heading "Exceptions" :

     (a) Sellers own or otherwise hold and, immediately following Closing (assuming that the Consents listed on Schedule 3.14 are obtained with respect to Licensed Intellectual Property), the Purchaser will own or otherwise hold, valid rights to use all Intellectual Property used or contemplated to be used in the Business.

     (b) All Business Intellectual Property is valid, subsisting and enforceable. No Owned Intellectual Property or, to Sellers' Knowledge, Licensed Intellectual Property, has been abandoned, canceled or adjudicated invalid (excepting any expirations in the ordinary course), or is subject to any outstanding Order restricting its use or adversely affecting or reflecting the rights thereto of any of the Sellers. To Sellers' Knowledge, no Person is violating any Business Intellectual Property.

     (c) No Action is pending or, to Sellers' Knowledge, threatened, concerning any claim or position that any of the Sellers or any of their officers or directors have violated any Intellectual Property rights of other Persons. No constituent entity of the MS Division is violating or has violated any Intellectual Property rights of other Persons.

     (d) No Action is pending or, to Seller's Knowledge, threatened, concerning any Intellectual Property Contract, including without limitation any Action concerning a claim or position that any Seller or, to Sellers' Knowledge, another Person has breached any Intellectual Property Contract or that any Intellectual Property Contract is invalid or unenforceable. Sellers are in compliance with, and have conducted the Business so as to comply with, all material terms of all Intellectual Property Contracts. There exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a breach or default by any of the Sellers or, to Sellers' Knowledge, another Person under any Intellectual Property Contract. To Sellers' Knowledge, each Person who is a party to any Intellectual Property Contract had and has all rights, power and authority necessary to enter into, be bound by and fully perform such Intellectual Property Contract. No party to any Intellectual Property Contract has given any Seller notice of its intention to cancel, terminate or fail to renew any Intellectual Property Contract.

     (e) No Action is pending or, to Sellers' Knowledge, threatened, concerning the Owned Intellectual Property, including without limitation any Action concerning a claim or position that the Owned Intellectual Property has been violated or is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by the Sellers. To Sellers' Knowledge, no valid basis for any such Actions exists.

     (f) To Sellers' Knowledge, no Action is pending concerning the Licensed Intellectual Property, including without limitation any Action concerning a claim or position that the Licensed Intellectual Property has been violated or is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by the licensor of such Intellectual Property. No Action is pending or, to Sellers' Knowledge, threatened, concerning the right of the Sellers to use the Licensed Intellectual Property, including without limitation any Action concerning a claim or position that such right has been violated or is invalid, unenforceable, not owned or not owned exclusively by such entities.

     3.15 Contracts and Leases. (a) All Material Contracts and Leases are valid and enforceable in all material respects in accordance with their terms and will continue to be valid and enforceable and in full force and effect immediately following Closing. All Material Contracts and Leases are free of all Liens except for Permitted Encumbrances. There are (a) no existing defaults, events of default or events which, with the giving of notice or lapse of time or both, would constitute a material default by any Seller or would give rise to any right of termination, acceleration, damages or any other remedy under any Material Contract or Lease or (b) to the Knowledge of Sellers or as otherwise set forth on Schedule 3.15, no existing defaults by any other party to any Material Contract or Lease, or event of default or events which, with the giving of notice or lapse of time or both, would constitute a default by any other party or would give rise to any right of termination, acceleration, damages or any other remedy under a Material Contract or Lease. A true and correct list of each Lease and Material Contract and every amendment thereto or other agreement or document relating thereto is set forth as Schedules 1.1B and 1.1C, respectively, and there are no other Contracts which are material to the financial condition, results of operations, properties or assets of the Business or the MS Division, except for those which are listed in such Schedules or in other Schedules in the Disclosure Memorandum. True, complete and correct copies of (i) the Material Contracts, (ii) all other written Contracts, and (iii) all Leases (and any amendments thereto) have been provided or, with respect to (ii), made available to Purchaser. The MS Division has entered into the Contracts and Leases in the ordinary course of business and, to Sellers' Knowledge, the Contracts and Leases contain commercially reasonable terms.

     (b) From and after the Closing, no Seller or any affiliate of any Seller (other than the constituent entity of the MS Division which is the primary party to a Contract or Lease prior to the Closing) shall be a guarantor or obligor under any Contract or Lease constituting an Acquired Asset (unless the bankruptcy or insolvency of such guarantor or obligor does not constitute a default under such Lease), other than with respect to a maximum of two of the Leases listed on Schedule 3.15.

     3.16 Insurance. Schedule 3.16 lists the types, carriers, amounts of coverage and deductibles of all insurance policies maintained by the MS Division, and true, correct, and complete copies thereof have been delivered or made available to Purchaser. All premiums on such policies due prior to the date hereof have been paid. No constituent entity of the MS Division has received any notice of cancellation with respect thereto. All of such policies will continue in full force and effect (without modification) with respect to the constituent entities of the MS Division through the Closing.

     3.17 Litigation. Except as set forth on Schedule 3.17, there is no Action or Order pending or, to the Knowledge of Sellers, threatened against or affecting the MS Division before any Forum, nor is any Seller a party or subject to any Action or Order seeking to prevent the execution of this Agreement, the other Seller Transaction Documents or the consummation of the transactions contemplated hereby or thereby, nor to the Knowledge of Sellers, has any such

Action or Order been threatened.

     3.18 Environmental Matters. (a) The operations of the MS Division have been in full compliance with Environmental Laws.

     (b) The MS Division holds all Environmental Permits necessary for conducting its Business and has conducted, and is presently conducting, its Business in material compliance with all Environmental Permits held by it, including, without limitation, all record keeping and filing requirements, and all such Environmental Permits will be held by the MS Division at Closing.

     (c) There has been no Release at any of the Real Property owned or operated by the MS Division or any predecessor in interest or, to the Knowledge of the Sellers, at any disposal or treatment facility which received Hazardous Materials generated by the MS Division or any predecessor in interest which is reasonably likely to result in Environmental Liabilities.

     (d) No Environmental Claims have been asserted against the MS Division or any predecessor in interest or, to the Knowledge of the Sellers, against any facilities which received Hazardous Materials generated by the MS Division or any predecessor in interest, nor do the Sellers have Knowledge of any threatened or pending Environmental Claim against the MS Division or any predecessor in interest or any such facility which is reasonably likely to result in Environmental Liabilities.

     (e) Avado has delivered to Purchaser true and complete copies of all environmental reports, studies, investigations or correspondence in possession of any constituent entity of the MS Division or any of their agents regarding any Environmental Liabilities of any constituent entity of the MS Division or any environmental conditions at any of the Real Property.

     3.19 Labor Matters. No constituent entity of the MS Division is or has ever been a party to any collective bargaining or other labor agreement related to the Business. There is no pending or, to the Knowledge of Sellers, threatened labor dispute, strike, work stoppage, union representation, election, negotiation of collective bargaining agreement, or similar labor matter. No constituent entity of the MS Division is involved in any controversy with any of its employees or any organization representing any employees (except for matters, if any, listed on Schedule 3.17), and each constituent entity of the MS Division is in compliance with all applicable Laws concerning the employer/employee relationship, including but not limited to wage/hour Laws, Laws prohibiting discrimination, and labor Laws. Each constituent entity of the MS Division is in compliance with all of its Contracts relating to the employment of its employees, including, without limitation, provisions thereof relating to wages, bonuses, hours of work and the payment of Social Security Taxes, and no constituent entity of the MS Division is liable for any unpaid wages, bonuses, or commissions or any tax, penalty, assessment, or forfeiture for failure to comply with any of the foregoing.

     3.20 Employee Benefits. (a) Schedule 3.20 hereto contains a true and complete list of all the following agreements or plans of any constituent entity of the MS Division which are presently in effect and which pertain to any of the MS Personnel:

     (i) "employee welfare benefit plans" and "employee pension benefit plans," as defined in Sections 3(1) and 3(2), respectively, of ERISA;

     (ii) any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefits, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which any Seller maintains or to which any Seller has any outstanding, present, or future obligation to contribute to or make payments under, whether voluntary, contingent, or otherwise (the plans, programs, policies, or arrangements described in clauses (i) or
          (ii) are herein collectively referred to as the "Seller Plans").

     (b) No constituent entity of the MS Division presently contributes or has ever contributed or been obligated to contribute to a multiemployer plan as defined in section 3(37)(A) of ERISA.

     (c) No Seller Plan is subject to Title IV of ERISA.

     (d) There are no written or filed claims or grievances outstanding against the MS Division under any Seller Plans other than in the normal course of business.

     (e) With respect to each Seller Plan, (i) a favorable determination letter has been obtained from the Internal Revenue Service, and a copy thereof delivered to the Purchaser, for any such Seller Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to be qualified within the meaning of Section 401(a) of the Code, and since such determination letter, no event has occurred that would disqualify such Seller Plan; and (ii) there has been no "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA involving the assets of any Seller Plan.

     (f) Avado has previously delivered to Purchaser with respect to each Seller Plan, true and correct copies of the following, to the extent applicable (i) the most recent annual report (Form 5500 Series), and (ii) the most recent summary plan description, as described in Section 102(a)(1) of ERISA. The most recent annual report (Form 5500 Series) including without limitation required schedules, and all previous annual reports are accurate in all material respects and have been filed with the IRS for each Seller Plan in accordance with the timely filing requirements of ERISA.

     (g) Except as required by Section 4980B of the Code, no Seller Plan or other arrangement provides Postemployment or Postretirement benefits, as defined under the Financial Accounting Standards Board Statement of Accounting Standards Numbers 112 and 106, respectively, (whether or not insured) with respect to current or former employees of the MS Division beyond their retirement or other termination of employment. Any continuation coverage provided under any welfare benefit plans complies with Section 4980B of the Code and is at the expense of the participant or beneficiary.

     (h) No Seller's purpose for engaging in the transactions contemplated hereby is for the evasion of liability under Title IV of ERISA.

     (i) No Seller Plan or agreement, program, policy or other arrangement by or to which any constituent entity of the MS Division is a party, is bound or is otherwise liable, by its terms or in effect would reasonably be expected to require any payment or transfer of money, property or other consideration on account of or in connection with the sale, lease, exchange or transfer of the Shares (whether or not any such payment would constitute a "parachute payment" or "excess parachute payment" within the meaning of Section 280G of the Code).

     (j) All contributions required to be made under any Seller Plan (including without limitation any reserves for incurred but not reported claims, to the extent applicable) has been made or accrued on the Financial Statements and all benefits accrued under any unfunded Seller Plan will have been paid, accrued or otherwise adequately reserved in accordance with GAAP.

     3.21 Certain Employees. Schedule 3.21 sets forth all of the officers, key employees, and managers (except assistant managers) of each of the constituent entities of the MS Division. Except as set forth in Schedule 3.21, no Seller has received written notice that any of such officers, key employees or managers intends to resign or retire as a result of the transactions contemplated hereby or otherwise. No Seller shall hire any senior executive of the MS Division prior to the Closing Date.

     3.22 Affiliate Transactions. Immediately following Closing, except pursuant to this Agreement or any other Purchaser Transaction Document, no Seller nor any Person owned or controlled by any Seller shall be a lessor, lessee, customer or supplier of or otherwise have any other contractual or commercial relationship with Purchaser (or with respect to any Acquired Asset) and Purchaser shall not have any liability, obligation or commitment to any Seller or any such other Person. The Assumed Liabilities do not include any liabilities or obligations to any Seller or any affiliate of any Seller. Except as set forth on Schedule 3.22, no constituent entity of the MS Division is directly or indirectly a party to, and the Acquired Assets do not include, any Contract with, or any other commitment or obligation to, (a) any director or officer of any Seller, (b) any Relative or affiliate of any director or officer of any Seller, (c) any Person in which any of the foregoing Persons has, directly or indirectly, at least a 5% beneficial interest in the capital stock or other type of equity interest of such Person, or (d) any partnership in which any of the foregoing Persons is a general partner or has at least a 5% beneficial interest (any or all of the foregoing being referred to herein as "Related Parties"). Without limiting the generality of the foregoing, no Related Party, directly or indirectly, engages in or has any significant interest in or in connection with any business which is or which within the last three years has been a supplier of the MS Division or has done business with the MS Division.

     3.23 Brokers. No banker, finder, agent or similar intermediary has acted for or on behalf of any of the Sellers in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection herewith based on any agreement with any of the Sellers, except that Avado has retained Credit Suisse First Boston in connection with this Agreement and will be solely responsible for the fees and expenses of such firm.

     3.24 Full Disclosure. No representation, warranty or covenant of any Seller contained in this Agreement or in the Disclosure Memorandum or in any other written statement or certificate delivered by any Seller pursuant to this Agreement or in connection with the transactions contemplated herein contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. All documents furnished to Purchaser pursuant to this Agreement which are documents described in this Agreement or in the Disclosure Memorandum are true and correct copies of the documents which they purport to represent.


ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Sellers as follows:

     4.1 Organization, Corporate Power, Authorization. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and in each other jurisdiction in which it is lawfully required to qualify to conduct business. Purchaser has the corporate power and authority to execute and deliver this Agreement and all other agreements, documents, certificates and other papers contemplated to be delivered by Purchaser hereunder (collectively, the "Purchaser Transaction Documents") and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of Purchaser necessary for the authorization, execution, and delivery of the Purchaser Transaction Documents and performance of all obligations of Purchaser hereunder and thereunder has been duly taken.

     4.2 Non-Contravention. The execution and delivery of this Agreement by Purchaser does not, the execution and delivery of the Purchaser Transaction Documents will not, and the consummation by Purchaser of the transactions contemplated hereby and thereby will not violate any provision of its articles of incorporation or bylaws or any Law.

     4.3 Validity. This Agreement has been duly executed and delivered by Purchaser, and constitutes the legal, valid, and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect affecting the enforcement of creditors' rights. When the other Purchaser Transaction Documents have been executed and delivered in accordance with this Agreement, each will constitute the legal, valid, and binding obligation of Purchaser, enforceable in accordance with its terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect affecting the enforcement of creditors' rights.

     4.4 Litigation Relating to the Agreement. Purchaser is not a party to or subject to any Action or Order seeking to prevent the execution of this Agreement, the other Purchaser Transaction Documents or the consummation of the transactions contemplated hereby or thereby, nor, to Purchaser's knowledge is any such Action or Order threatened.

     4.5 Financing. Attached hereto as Exhibit B are true and correct copies of letters from Purchaser's lenders, pursuant to which Purchaser's lenders have agreed to finance the portion of the Purchase Price as described and subject to the conditions and limitations therein. Such letters are in full force and effect. Such letters do not contain any obligations to be performed by Purchaser prior to the date hereof which Purchaser has not performed.


ARTICLE V - ADDITIONAL COVENANTS

     5.1 Business in the Ordinary Course. Sellers agree that, except as may otherwise be provided herein, without the written consent of Purchaser, between the date hereof and the Closing Date, Sellers shall ensure that the Business of the MS Division is conducted only in the ordinary course and consistent with its prior practices. Without limiting the generality of the foregoing, between the date hereof and the Closing Date:

     (a) Each constituent entity of the MS Division shall protect, preserve, and maintain all its assets (including without limitation Permits) consistent with past practice (including without limitation through the addressing of maintenance requests), and shall use commercially reasonable best efforts to maintain in full force and effect all insurance coverage described on Schedule 3.16;

     (b) The books, records, and accounts of each constituent entity of the MS Division shall be maintained in the ordinary course of business on a basis consistent with prior practices and, as applicable, in accordance with GAAP (except as otherwise disclosed on Schedule 3.6);

     (c) All compensation and other benefits payable to employees of the MS Division (other than bonuses with respect to the LTIP bonus program) will continue to be paid consistent with the normal practices of the MS Division;

     (d) With respect to the LTIP bonus program, a payment in the amount of $194,000 shall be made to MS Personnel and the balance of the accruals for the LTIP bonus program shall be reversed, and with respect to the STIP bonus program and other short term bonus programs referred to under subsection (iv) of the definition of "Assumed Liabilities," subject to the following sentence, the accruals for such programs shall remain on the books and records of the MS Division. Amounts representing overaccruals in the LTIP bonus program and the STIP bonus program totaling $502,000 will be reversed;

     (e) Each constituent entity of the MS Division shall use its commercially reasonable best efforts to preserve its business and assets, including, without limitation, its Contracts and Leases (subject to any expiration date contained in any such Contract or Lease), and the goodwill of suppliers, customers, and others having business relations with it which relate to the Business, and subject to existing performance standards applied by the constituent entity of the MS Division, to retain the services of its employees, agents and contractors;

     (f) Each constituent entity of the MS Division shall continue to replenish its inventories in the ordinary course and consistent with prior practices;

     (g) All Tax Returns for sales and use Taxes required to be filed for periods ending prior to Closing will be filed and all sales and use Taxes (and all related penalties and interest) due and payable by any constituent entity of the MS Division prior to the Closing Date will be paid;

     (h) No constituent entity of the MS Division shall take, or agree to take, any action that would make any representation or warranty of Sellers contained herein, untrue, incorrect, or misleading in any material respect (or, if already qualified by materiality, in any respect, after giving effect to materiality qualifier(s) contained therein) as of the date when made or at any time through Closing, or that would cause any covenant by Sellers contained herein not to be fulfilled in any material respect;

     (i) No constituent entity of the MS Division shall pay any compensation other than in the ordinary course of business, or increase any compensation of any director, officer or employee, other than increases in compensation of individual employees who are not directors or officers as may be made in the ordinary course of business consistent with prior practices of the constituent entity; and

     (j) No constituent entity of the MS Division shall enter into any contractual obligation to do, or authorize, recommend, propose or announce an intention to do, any of the actions referred to in this Section 5.1.

     5.2 No Material Changes. Except as expressly provided in this Agreement, without the prior written consent of Purchaser, no Seller shall take any action which shall materially alter or affect the practices, operations, assets, business or condition (financial or otherwise) of the Business or of the MS Division.

     5.3 Access. (a) Between the date of this Agreement and the Closing Date, Sellers shall afford Purchaser, its counsel, financial advisors, auditors, lenders, lenders' counsel and other authorized representatives (hereinafter collectively called "Purchaser's Designees") access for any purpose consistent with this Agreement, during normal business hours, to the documents, Restaurants, offices, properties, books, and records (including without limitation work papers of Sellers' accountants) of the MS Division and to the Sellers' directors, officers, employees, accountants, attorneys and representatives and shall furnish to Purchaser such additional financial and operating data and other information relating to the MS Division as the Sellers may possess and as any Purchaser Designee may reasonably request; provided, however, that (i) any activities by or on behalf of Purchaser, including, without limitation, the entry by Purchaser or Purchaser's Designees onto the Real Property, or the other activities of Purchaser or Purchaser's Designees with respect to the Real Property (hereinafter called "Purchaser's Activities") shall not damage the Real Property in any manner whatsoever or disturb or interfere with the rights of any lessor of Real Property; (ii) in the event the Real Property is altered or disturbed in any manner in connection with any Purchaser's Activities, Purchaser shall immediately return the Real Property to the condition existing prior to Purchaser's Activities; and (iii) unless required by Law or any Forum Purchaser shall in no event without Avado's prior written consent disclose the results of any of its investigations, examinations, tests, or inspections to any party (including without limitation any Government), other than to its lenders, attorneys, consultants, investors or other Purchaser Designees. Avado will keep Purchaser informed as to the affairs of the MS Division and arrange for meetings with personnel of the MS Division and any third parties (including without limitation vendors and landlords, but excluding lenders other than any lender's lending part of the Purchase Price) from time to time upon Purchaser's request on reasonable notice; provided, however, that Purchaser's Designees shall be permitted to contact the secured creditors of any Seller with respect to obtaining payoff letters, lien releases, etc. Notwithstanding any provision of this Agreement to the contrary, Purchaser shall not have the right to undertake any environmental studies or testing beyond the scope of a standard "Phase I" evaluation without the prior written consent of Avado and the lessor of the Real Property. All information provided to Purchaser hereunder shall remain subject to Purchaser's obligations regarding the confidentiality of such information as set forth in the confidentiality agreement between Avado and Castle Harlan, Inc. dated December 16, 2000; provided, that the parties agree that such confidentiality agreement will expire at Closing with respect to information regarding the MS Division but will survive in accordance with its terms with respect to information regarding Avado (except information related to the MS Division). Access shall be arranged in advance by Purchaser with Avado and will be scheduled in a manner and with a frequency calculated so as to not cause undue disruption of the business of the MS Division. Notwithstanding any right of Purchaser to fully investigate the affairs of the MS Division, and notwithstanding any knowledge of facts, determined or determinable by Purchaser pursuant to such investigation or right of investigation, Purchaser shall be entitled to rely fully on the representations, warranties, covenants and agreements of Sellers contained in this Agreement.

     (b) Following the Closing Date, Purchaser shall afford Avado and its financial advisors, auditors and other authorized representatives (at Avado's sole cost and expense) access to all files, books and records related to the Business and all MS Personnel previously employed by Sellers to the extent necessary to close the books and records of the MS Division and to reasonably assist Sellers in defending litigation matters relating to the operation of the Business prior to Closing. Following the Closing Date, Sellers will upon the reasonable request of Purchaser from time to time, provide Purchaser (at Purchaser's sole cost and expense) copies of tax returns and other records relating to the Tax reporting of the Sellers related to the operation of the MS Division.

     5.4 Development Efforts. (a) Schedule 5.4(a) lists the restaurant which is being developed by the MS Division (the "Development Restaurant"). Sellers shall use commercially reasonable best efforts up to the Closing to cause the development of the Development Restaurant to continue in accordance with the timetable and budget set forth on such Schedule. Sellers shall be responsible for all costs and expenses associated with the Development Restaurant; provided, however, that as soon as possible after the Closing Date but in no event more than four business days following the Closing Date, Purchaser shall, upon receipt of supporting documentation, reimburse Sellers for all out-of-pocket expenditures paid by Sellers to third party vendors incurred prior to the Closing Date (net of amounts reimbursed by third parties) in connection with the construction of the Development Restaurant so long as such expenses are included in the budget attached hereto as Schedule 5.4(a).


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
     (b) Schedule 5.4(b) lists the restaurant sites which the MS Division has identified for potential development (the "Development Sites"). Sellers shall use commercially best reasonable efforts up to the Closing to continue the development activities of the MS Division in the ordinary course for the Development Sites; provided, however, that Purchaser acknowledges that no Seller owns or has any contractual right to acquire the Development Sites; and provided, further, that, no Seller shall enter into any binding obligation with respect to a Development Site or any development activity without the prior written consent of the Purchaser, which may be withheld in its sole discretion.

     5.5 Reporting Requirements. Through the Closing Date, Avado shall furnish to Purchaser:

     (a) Within two business days (but in any event at least two business days prior to Closing) after the occurrence, or failure to occur, of any such event, information with respect to any event which has or could reasonably be expected to materially adversely alter or affect the organization, capitalization, financial structure, practices, operations, assets, business or condition (financial or otherwise) of the Business or the ability of any Seller to perform its obligations hereunder.

     (b) As soon as available (but in any event prior to the next month's end), the statement of operations of each Restaurant for such fiscal month in the MS Division's regularly prepared format.

     (c) Within two business days (but in any event at least two business days prior to Closing) after the threat or commencement of each such matter, notice of all Actions, Orders, or other directives affecting the Business or any Restaurant that, if adversely determined, could reasonably be expected to materially adversely affect the assets, the operations, business, prospects or condition (financial or otherwise) of the Business or the ability of any Seller to perform its obligations hereunder;

     (d) Such other information respecting the assets or properties of the MS Division or the operations, business, prospects, or condition (financial or otherwise) of the Restaurants or the Business, or otherwise relating to the MS Division as the Purchaser may from time to time reasonably request; and

     (e) Within two business days (but in any event at least two business days prior to Closing) after any Seller becomes aware of any changes or developments which result in any change or amendment to the Disclosure Memorandum, information with respect to such changes or developments and an amended Disclosure Memorandum.

     5.6 Cooperation. (a) Insofar as such conditions are within their control or influence, Sellers will use commercially reasonable best efforts to cause the conditions to Closing set forth in Section 6.1 and 6.2(d) to be satisfied and to facilitate and cause the consummation of the transactions contemplated hereby, including without limitation obtaining the Consents. The parties acknowledge that no Consents will be sought with respect to any Minor Contract (unless such Consents are listed on Schedule 3.3) even if the failure to so obtain a consent to assignment may result in a default or termination thereunder, provided that any such default or termination would not have a material adverse effect on the MS Division or the Business. Sellers will be responsible for the costs of obtaining the Consents as set forth in Section 9.1(d); provided, however, that no Seller shall be required to make any payment to any party to a Contract or Lease unless then due and payable or required in connection with such Consent pursuant to the terms of the Contract or Lease (unless Purchaser agrees in writing in advance to reimburse Sellers), guarantee any Material Contract or Lease or remain liable for the payment thereof following the Closing (except to the extent that a Seller already is a guarantor thereof and the guaranteed party is unable or unwilling to terminate such guarantee), or agree to any concessions or amendment to other contracts, leases or arrangements with such party, in each case in order to obtain such Consents.

     (b) Insofar as such conditions are within its control or influence, Purchaser shall use commercially reasonable best efforts to cause the conditions set forth in Section 6.2 to be satisfied and to facilitate and cause the consummation of the transactions contemplated hereby. Specifically, but not by way of limitation, Purchaser will file all documents required to obtain approval of the transactions contemplated hereby under the HSR Act within 15 days of the date hereof; provided, that Avado agrees to pay the HSR fee at the time of filing and Purchaser will reimburse Avado for such fee at Closing.

     (c) Sellers and Purchaser agree to use their commercially reasonable best efforts to comply promptly with and, where appropriate, to respond in cooperation with each other to, all requests or requirements which applicable Law or any Government or Forum may impose on them with respect to the transactions which are the subject of this Agreement. Without limiting the foregoing, Sellers shall cooperate with Purchaser in obtaining all Consents, or completing any filings, necessary in connection with any Liquor Permits or other Permits, consents or authorizations in connection with the transactions contemplated hereby as may be requested by Purchaser from time to time.

     (d) In the event that Purchaser determines that Consents other than those listed on Schedule 3.3 are required under Leases due to the fact that Purchaser desires that the Leases be assigned to more than one entity at Closing, Purchaser may at its option obtain such additional Consents and, in such event, shall be responsible for all costs thereof. Sellers will reasonably cooperate with Purchaser (excluding the payment of money, unless Purchaser agrees in writing in advance to reimburse Sellers) to obtain such Consents. It is understood that the obtaining of such additional Consents shall not be a condition to Closing.

     5.7 Releases. (a) The parties will use their commercially reasonable best efforts (excluding the payment of money) to obtain the release of Sellers and their post-Closing affiliates from any guarantee obligations with respect to the Assumed Liabilities. To the extent that such releases are not obtained, Purchaser shall not extend the term of any guaranteed Assumed Liabilities or increase the liability guaranteed thereunder, unless the guarantee or obligation of Sellers and their affiliates is released as to any extended or modified liability obligations (but not the original obligations in the case of modified obligations) or Avado otherwise consents in writing.

     (b) With respect to Contracts or Leases for which Sellers may have contingent liability following the assignment thereof to Purchaser at Closing (other than Assumed Liabilities which have been guaranteed by Sellers which is addressed in subsection (a) above), Purchaser will reasonably cooperate with Sellers (excluding the payment of money) to obtain the release of Sellers from any obligations under such Contracts or Leases. To the extent that such releases are not obtained, Purchaser shall not extend the term of any such Contracts or Leases or increase the liability thereunder, unless the contingent obligation of Sellers is released as to any extended or modified liability obligations (but not the original obligations in the case of modified obligations) or Avado otherwise consents in writing.

     5.8 Employees. Purchaser shall offer all MS Personnel employment with Purchaser after Closing, in each case upon terms and conditions substantially equivalent in the aggregate to those provided immediately prior to Closing; however, Purchaser shall not be required to provide stock options or any stock purchase rights. Nothing contained herein shall be construed to affect or limit any right Purchaser or its affiliates may have after the Closing with respect to the terms and conditions of employment of any MS Personnel (including but not limited to the right of Purchaser to subsequently change employee benefits or to terminate the employment of any employee at any time).

     5.9 Assistance with On-Going Relationships. Between the date hereof and the Closing Date, Sellers shall, to the extent requested by Purchaser, assist Purchaser with retaining employees and suppliers and maintaining other third-party relationships of the MS Division.

     5.10 Non-Solicitation. For a period of one year from the Closing Date, none of the Sellers (nor any of their post-Closing affiliates), on the one hand, nor Purchaser (nor any of its post-Closing affiliates), on the other hand, will directly or indirectly solicit or induce a management level employee of the other party or any of their post-Closing affiliates to leave such employment or solicit or induce a consultant or other independent contractor to sever that person's relationship with such party.

     5.11 Preparation of Historical Financials. Not later than 5 business days prior to the Closing Date, Avado will deliver to Purchaser audited consolidated balance sheets of the MS Division dated December 31, 2000 and December 31, 1999, and the audited consolidated statements of operations and cash flow of the MS Division for the fiscal years ended December 31, 2000 and December 31, 1999 (in each case with related footnote disclosures), or other named financial statements containing the equivalent information. Following Closing, Avado will cooperate, and use its reasonable best efforts to cause its accountants to cooperate, with Purchaser in respect of the preparation of historical financial statements (whether audited or unaudited) that relate in whole or in part to the MS Division.

     5.12 Other Transactions. Prior to the earlier of the Closing or the termination of this Agreement, Sellers shall not, and Sellers shall cause their respective directors, officers, employees, agents, representatives, affiliates, stockholders and other persons acting on their behalf not to, directly or indirectly, (i) solicit offers, inquiries or proposals for, or entertain any offer, inquiry or proposal from any potential purchaser to enter into, any transaction that has as a purpose a business combination or merger of Avado or any entity of the MS Division, a sale of a substantial portion of the assets of any constituent entity of the MS Division, the sale of Ownership Interests of any Seller other than Avado, or a transaction comparable to or similar to the transaction contemplated by this Agreement or that otherwise would render impractical or that would delay the transactions contemplated by this Agreement (any of the foregoing, a "Competing Transaction"), (ii) provide information to any other Person regarding any constituent entity of the MS Division (except in the ordinary course of business), or (iii) conduct any discussions or negotiations, or enter into any agreement, arrangement or understanding, regarding a Competing Transaction. Avado will promptly notify Purchaser in writing if it or their financial advisors receives any such offer, inquiry or proposal and it will provide the details thereof, and keep Purchaser informed with respect to each such offer, inquiry or proposal. Avado will provide Purchaser with copies of all such offers, inquiries or proposals that are in writing.

     5.13 Name Changes. Within 60 days after Closing, Sellers will change their legal names to names which do not include any Business Intellectual Property.

     5.14 Loss Experience. Following Closing, Sellers will provide Purchaser with copies of or access to Seller's historical insurance loss data with respect to the MS Division, to the extent reasonably requested by Purchaser.

     5.15   Reimbursement  for  Claims.   Following  delivery  from  Sellers  of
supporting documentation regarding claims made for general liability, workers compensation or employment practice claims, Purchaser will reimburse Sellers for out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) incurred by Sellers after the Closing for general liability, workers compensation or employment practice claims that result from, relate to, or arise out of the operation of the MS Division prior to the Closing; provided, however, that Purchaser's reimbursement obligation under this Section 5.15 shall
(i) be limited to $750,000 in the aggregate, (ii) be limited to $50,000 per month, and (iii) expire on the second anniversary of the Closing Date.

     5.16 Sellers Plans. Sellers will take all action which is required with respect to the Avado Brands, Inc. Profit Sharing Plan and Trust 401(k) Plan pursuant to applicable Laws and the terms of such plan as a result of the consummation of the transactions contemplated herein.

     5.17 Transfer Taxes. Sellers shall pay when due any sales taxes, use taxes, transfer taxes, documentary stamp taxes, or other taxes imposed with respect to the transfer of the Acquired Assets to Purchaser and the consummation of the transactions contemplated herein.

ARTICLE VI - CONDITIONS PRECEDENT TO THE CLOSING

     6.1 Purchaser's Conditions to Closing. The obligations of Purchaser hereunder are subject to satisfaction of each of the following conditions at or before Closing, the occurrence of which may, at the option of Purchaser, be waived:

     (a) Subject to the matters disclosed in the Disclosure Memorandum, all representations and warranties of Sellers in this Agreement, as supplemented by Sellers from time to time in accordance with the terms hereof, shall be true in all material respects on and as of the Closing (other than representations and warranties qualified as to materiality which shall be true and correct in all respects, after giving effect to the materiality qualifier(s) contained therein).

     (b) Any supplement to the representations and warranties delivered by Sellers in accordance with the terms hereof shall not in Purchaser's reasonable judgment be material. Without limiting the foregoing, for purposes of this clause (b) only, any supplement that, individually or in the aggregate, together with other supplements, could reasonably be expected to involve a cost, liability, obligation or claim (not covered by insurance) exceeding $250,000 shall be deemed to be material.

     (c) Sellers shall have performed and complied in all material respects with all of their obligations under this Agreement which are to be performed or complied with by Sellers prior to or on the Closing Date.

     (d) The waiting period under the HSR Act shall have expired or a notification of early termination of the waiting period shall have been received by Purchaser.

     (e) Sellers shall have delivered the items required by Section 2.4(a).

     (f) The Escrow Agreement shall be duly executed by the Escrow Agent and Avado.

     (g) Purchaser shall have obtained the cash proceeds of financing on terms and conditions acceptable to Purchaser (it being understood that the terms and conditions specifically set forth in the letters attached hereto as Exhibit C are acceptable to Purchaser).

     (h) Purchaser shall have obtained, either from Sellers or directly from the issuing authority, all Permits necessary for the operation of the Restaurants and the continued development of the Development Restaurant.

     (i) There shall not have been any material adverse change, nor any event which could reasonably be expected to constitute a material adverse change, in the business, financial condition, results of operations, properties or assets of the MS Division or the Business from the date hereof to the Closing Date.

     (j) Since the date of this Agreement, there shall not have been commenced or threatened against Purchaser, or against any Person affiliated with Purchaser, any Action (i) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereunder, or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereunder.

     (k)  The  audited  consolidated  balance  sheet  of the MS  Division  dated
December 31, 2000, and the audited consolidated statements of operations, stockholders' equity, and cash flow of the MS Division for the fiscal year ended December 31, 2000, shall not reflect any changes which, in the aggregate, result in a material deviation from the corresponding Financial Statements (after giving affect to the variances to GAAP listed on Schedule 3.6).

     (l) At Closing, there will be no more than two Leases that contain a default provision which would be triggered by the bankruptcy or insolvency of Avado.

     Notwithstanding anything to the contrary set forth in clause (h) above, the failure to obtain a Permit or Consent for a Permit listed on Schedule 3.11 (other than Liquor Permits and Permits related to the Business Intellectual Property) shall constitute a condition to the obligations of Purchaser hereunder only to the extent that the failure to obtain such Permit or Consent (alone or together with any other such Permits or Consents for such Permits that are not obtained) would have a material adverse effect on the business, financial condition, results of operations, properties or assets of the MS Division, any Restaurant or the Development Restaurant. Further, if the Purchaser is unable to obtain a Permit or a Consent under a Permit necessary for the continued operation of the Restaurants and the continued development of the Development Restaurant after the Closing Date, and the Purchaser reasonably believes that it will be able to obtain such a Permit or Consent within two months of the Closing Date, Closing of the transactions contemplated hereunder will not be delayed if Sellers deliver a duly executed management agreement or agreements which allows the continued operation of the Restaurants or the continued development of the Development Restaurant after the Closing Date for the benefit of the Purchaser; provided that (i) each such management agreement shall be on such terms and conditions as are acceptable to Purchaser and its financing sources, and (ii) Purchaser receives the same economic benefit under the management agreement as it would have received had Purchaser held, as of the Closing Date, the Permit that is subject to the management agreement.

     6.2 Sellers' Conditions to Closing. The obligations of Sellers hereunder are subject to satisfaction of each of the following conditions at or before Closing, the occurrence of which may, at the option of Sellers, be waived:

     (a) All representations and warranties of Purchaser in this Agreement shall be true in all material respects on and as of the Closing.

     (b) Purchaser shall have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by Purchaser prior to or on the Closing Date.

     (c) The waiting period under the HSR Act shall have expired or a notification of early termination of the waiting period shall have been received by Sellers.

     (d) Sellers shall receive Consents from their lenders and debt holders as listed on Schedule 3.3, and Avado's credit facilities and debt instruments shall be restructured on terms satisfactory to Avado.

     (e) Purchaser shall have delivered the items required by Section 2.4(b).

     (f) The Escrow Agreement shall be duly executed by the Escrow Agent and the Purchaser.

     (g) Since the date of this Agreement, there shall not have been commenced or threatened against any Seller, or against any Person affiliated with any Seller, any Action (i) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereunder, or
(ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereunder.


ARTICLE VII - INDEMNIFICATION

     7.1 Purchaser Claims. (a) Sellers shall jointly and severally indemnify and hold harmless Purchaser, its stockholders and affiliates, their respective officers, directors, employees and agents, and the successors and assigns of each of the foregoing, against, and in respect of:

     (i) Any and all claims, damages, losses, liabilities, costs, and expenses (collectively, "Losses") incurred or suffered by Purchaser,
          Purchaser's stockholders and affiliates, and their respective officers, directors, employees and agents, and the successors and assigns of each of the foregoing (collectively, the "Purchaser Indemnitees") that result from, relate to, or arise out of (A) any breach of or failure by any Seller to carry out any covenant or agreement contained in any Seller Transaction Document; (B) any breach of a representation or warranty by any Seller contained in any Seller Transaction Document; (C) any claim by any Person for any brokerage or finder's fee or commission in respect of the transactions contemplated hereby as a result of the dealings, agreement, or arrangement of any Seller or any of their respective affiliates; (D) any liability of any Seller that is not an Assumed Liability; and (E) any asset of any Seller that is not an Acquired Asset.

     (ii) Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs, and other expenses (including, without limitation, amounts paid in settlement and reasonable legal and accounting fees and expenses) incident to any of the foregoing, including without limitation all such expenses reasonably incurred in mitigating any damages resulting to the Purchaser Indemnitees from any matter set forth in subsection (i) above.

     (b) Sellers shall have no liability for indemnification or otherwise with respect to a breach of the representation contained in Section 3.15(b) in connection with a particular Lease to the extent that the Purchaser has waived compliance with the closing condition under Section 6.1(l) with respect to such Lease. Sellers shall have no liability for indemnification or otherwise with respect to Section 7.1(a)(i)(B) (and Section 7.1(a)(ii) to the extent the items covered thereby relate back to Section 7.1(a)(i)(B)) until the aggregate liability of the Sellers thereunder exceeds $250,000 and then only to the extent that the aggregate liability of the Sellers hereunder exceeds such amount; provided, however, that liabilities arising with respect to Sections 3.1 through

3.5, 3.9 and 3.12(a) hereof shall not be subject to the foregoing deductible. In no event shall the aggregate liability of Sellers under Section 7.1(a)(i)(B) (and Section 7.1(a)(ii) to the extent the items covered thereby relate back to Section 7.1(a)(i)(B)) exceed an amount equal to 10% of the Purchase Price, as the Purchase Price may be adjusted after the Closing Date; provided, however, that liabilities arising with respect to Sections 3.1 through 3.5, 3.9 and 3.12(a) shall not be subject to the foregoing cap.

     (c) The amount of any liability of Sellers under this Section 7.1 shall (i) include any amount necessary to hold the Purchaser Indemnitees harmless from any Tax or tax detriment arising from the matter giving rise to the claim for indemnification or the receipt or accrual of any indemnity payment in respect of such claim and (ii) be computed net of any tax benefit to the Purchaser Indemnitees from the matter giving rise to the claim for indemnification hereunder and net of any cash insurance proceeds actually received by the Purchaser Indemnitees with respect to the matter out of which such liability arose.

     (d) The representations, warranties and covenants of Sellers contained in this Agreement, the Disclosure Memorandum, any other Seller Transaction Documents or any certificate delivered by or on behalf of any Seller pursuant to this Agreement or in connection with the transactions contemplated herein shall survive the consummation of the transactions contemplated herein and shall continue in full force and effect for the periods specified below ("Survival Period"):

     (i) the representations and warranties contained in Section 3.12(b) shall be of no further force and effect after thirty days from the date of the Closing;

     (ii) the representations and warranties contained in Sections 3.1 through 3.5, 3.9, 3.12(a), 3.18 and 3.20 shall survive until the expiration of any applicable statute of limitations provided by law;

     (iii)all other representations and warranties of Seller shall be of no further force and effect after the first anniversary of the Closing Date; and

     (iv) subject to clause (e) below, all covenants shall survive the Closing (unless expressly limited in duration).

     Anything to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a written claim for indemnification which was made before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims so asserted and not so resolved within the Survival Period. Liability for any such item shall continue until such claim shall have been finally settled, decided, or adjudicated.

     (e) The Purchaser Indemnitees may not assert any claim against Sellers post-Closing for a breach of Section 5.3(a) (Access), Section 5.5 (Reporting Requirements) (unless Avado failed to disclose, prior to Closing, information required to be disclosed thereunder prior to Closing), Section 5.6(a) and (b) (Cooperation), Section 5.9 (Assistance With Ongoing Relationships), and the first sentence of Section 5.11 (Preparation of Historical Financials).

     (f) The Purchaser Indemnitees shall provide written notice to Avado, on behalf of all Sellers, of any claim for indemnification under this Article as soon as practicable; provided, however, that failure to provide such notice on a timely basis shall not bar the Purchaser Indemnitees' ability to assert any such claim except to the extent that Sellers are actually prejudiced thereby. The Purchaser Indemnitees shall make commercially reasonable efforts to mitigate any damages, expenses, etc. resulting from any matter giving rise to liability of Sellers under this Article, to the extent that such efforts are not detrimental to the Business; provided, however, that the Purchaser Indemnitees shall not be required to take any action or omit to take any action or otherwise engage in any course of conduct or refrain therefrom, in each case to the extent determined by it to be prejudicial to it.

     (g) Notwithstanding any other provision of this Article VII, the aggregate principal amount of the obligation of Sellers under this Article VII shall not exceed the aggregate gross proceeds actually received by the Sellers in connection with this Agreement and the transaction contemplated hereby.

     7.2 Defense of Third Party Claims. With respect to any claim by any Purchaser Indemnitee under Section 7.1, relating to a third party claim or demand, Purchaser shall provide Avado, on behalf of all Sellers, with prompt written notice thereof in accordance with Section 9.4. The failure of any Purchaser Indemnitee to notify Avado of such claim shall not relieve Sellers of any liability that Sellers may have with respect to such claim, except and only to the extent that such failure shall result in any material prejudice to Sellers. Sellers shall have the right to defend the third party claim, at Sellers' expense and with counsel of its choice reasonably satisfactory to the Purchaser Indemnitee, provided that Avado so notifies the Purchaser Indemnitee within thirty (30) days, or such earlier date as a response to any proceeding may be required, after receipt of such notice, and provided further that the indemnified and indemnifying parties do not have materially conflicting or different interests (a "Disqualifying Conflict"). So long as Sellers are conducting the defense of such third party claim as provided in the previous sentence, the Purchaser Indemnitee may retain separate co-counsel at its sole cost and expense and may participate in the defense of such third party claim. In such cases where a Disqualifying Conflict exists, the costs and reasonable expenses of the Purchaser Indemnitee's separate legal co-counsel (but not more than one firm plus one local counsel in each relevant jurisdiction) will be borne by Sellers. The Sellers will not consent to the entry of any judgment or enter into any settlement with respect to such third party claim unless such judgment or settlement contains an unconditional term providing for a release to be given by the claimant in question or plaintiff to the Purchaser Indemnitee of and from all liability in respect of such third party claim. In the event the Sellers do not assume the defense of such third party claim as so provided, (x) the Purchaser Indemnitee shall defend against such third party claim and (y) Sellers will remain responsible for any Losses the Purchaser Indemnitee may suffer as a result of such third party claim to the full extent provided in this
Section 7.2. If the Sellers assume the defense of a third party claim, the Purchaser Indemnitees shall cooperate in the settlement or compromise of, or defense against, such claim. Regardless of which party shall assume the defense of such third party claim, the Purchaser Indemnitee shall provide to Avado on request all information and documentation reasonably necessary to support and verify any Losses that give rise to any claim for indemnification and shall provide reasonable access to all books, records and personnel in their possession or under their control that would have a bearing on such claim.

     7.3 Seller Claims. (a) Purchaser shall indemnify and hold harmless Sellers, their respective stockholders and affiliates, and their respective officers, directors, employees, agents, and the successors and assigns of each of the foregoing (collectively, the "Seller Indemnitees") against, and in respect of:

     (i) any and all Losses, incurred or suffered by the Seller Indemnitees that result from, relate to, or arise out of: (A) any breach by Purchaser of any covenant set forth in any of the Purchaser Transaction Documents; (B) any breach of any of the representations or warranties made by Purchaser in any of the Purchaser Transaction Documents; (C) any Assumed Liability, or (D) any claim by any Person for any brokerage or finder's fee or commission in respect of the transactions contemplated hereby as a result of Purchaser's dealings, agreement, or arrangement with such Person.

     (ii) Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs, and other expenses (including, without limitation, amounts paid in settlement and reasonable legal and accounting fees and expenses) incident to any of the foregoing, including without limitation all such expenses reasonably incurred in mitigating any damages resulting to the Seller Indemnitees from any matter set forth in subsection (i) above.

     In no event shall the aggregate liability of Purchaser under Section 7.3(a)(i)(B) (and Section 7.3(a)(ii) to the extent the items covered thereby relate back to Section 7.3(a)(i)(B)) exceed an amount equal to 10% of the Purchase Price, as the Purchase Price may be adjusted after the Closing Date; provided, however, that liabilities arising with respect to Sections 4.1 - 4.3 shall not be subject to the foregoing cap.

     (b) Seller Indemnitees shall provide written notice to Purchaser of any claim (including without limitation any claim relating to a third party claim or demand) for indemnification under this Section 7.3 as soon as practicable. The failure of a Seller Indemnitee to so notify the Purchaser of any such claim shall not relieve Purchaser of any liability that Purchaser may have with respect to such claim, except and only to the extent that such failure shall result in any material prejudice to Purchaser. Purchaser shall have the right to defend any claim, at Purchaser's expense and with counsel of its choice reasonably satisfactory to the Seller Indemnitee, provided that Purchaser so notify the Seller Indemnitee within thirty (30) days, or such earlier date as a response to any proceeding may be required, after receipt of such notice, and provided further that there is no Disqualifying Conflict. So long as Purchaser is conducting the defense of any claim as provided in the previous sentence, the Seller Indemnitee may retain separate co-counsel at its sole cost and expense and may participate in the defense of claim. In such cases where a Disqualifying Conflict exists, the costs and reasonable expenses of the Seller Indemnitee's separate legal co-counsel (but not more than one firm plus one local counsel in each relevant jurisdiction) will be borne by Purchaser. Purchaser will not consent to the entry of any judgment or enter into any settlement with respect to any third  party  claim  unless  such  judgment  or  settlement  contains  an unconditional  term  providing  for a  release  to be given by the  claimant  in question or plaintiff to the Seller Indemnitee of and from all liability in respect of such third party claim. In the event Purchaser does not assume the defense of any third party claim as so provided, (x) the Seller Indemnitee shall defend against such third party claim and (y) the Purchaser will remain responsible for any Losses the Indemnitee may suffer as a result of such third party claim to the full extent provided in this Section 7.3. If the Purchaser assumes the defense of a third party claim, the Seller Indemnitees shall cooperate in the settlement or compromise of, or defense against, such claim. Regardless of which party shall assume the defense of such third party claim, Sellers shall provide to the Purchaser on request all information and documentation reasonably necessary to support and verify any Losses that give rise to any claim for indemnification and shall provide reasonable access to all books, records and personnel in their possession or under their control that would have a bearing on such claim. In any event, the Seller Indemnitees shall provide reasonable cooperation in the settlement or compromise of, or defense against, any such asserted claim.

     7.4 Exclusive  Remedies.  The rights and remedies of the parties under this
Article VII shall be the sole and exclusive rights and remedies that either party may seek for any misrepresentation, breach of warranty, or failure to fulfill any covenant or agreement under this Agreement, except that the foregoing shall not limit the right of either party to bring an action based on fraud (or other equivalent state law claim) or to seek specific performance or injunctive relief.

     7.5 Arbitration of Disputes. (a) All disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement shall be submitted to arbitration pursuant to the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association ("AAA"). The Rules are hereby modified for such arbitration as set forth below:

     (i) After a dispute or controversy arises, either party may, in a written notice delivered to the other party, demand such arbitration. Such notice shall designate the name of the arbitrator appointed by such party demanding arbitration, together with a statement of the matter in controversy. Such notice shall also be given to the AAA in accordance with its Rules;

     (ii) Within 30 days after receipt of such demand, the other party shall, in a written notice delivered to the demanding party and to the AAA, name such party's arbitrator. If such party fails to name an arbitrator, then the second arbitrator shall be named by the AAA. The two arbitrators so selected shall name a third arbitrator within 30 days, or in lieu of such agreement on a third arbitrator by the two arbitrators so appointed, the third arbitrator shall be appointed by the AAA;

     (iii)The arbitration hearing shall be held in New York, New York at a location designated by a majority of the arbitrators. The Rules and the Federal Arbitration Act shall apply;

     (iv) An award rendered by a majority of the arbitrators appointed pursuant to this Agreement shall be final and binding on all parties to the proceeding, shall deal with the question of costs of the arbitration and all related matters, shall not award punitive damages, and judgment on such award may be entered by either party in a court of competent jurisdiction; and

     (b) Notwithstanding anything in this Section 7.5 to the contrary, either party may seek from a court any provisional remedy (including without limitation specific performance or injunctive relief) that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy. Suits filed by Sellers pursuant to this Section 7.5(b) may be filed in a Federal or state court located in Atlanta, Georgia, and suits filed by Purchaser pursuant to this
Section 7.5(b) may be filed in a Federal or state court located in New York, New York, and the parties hereby consent to the jurisdiction of such Courts for such suits.


ARTICLE VIII - TERMINATION

     8.1 Termination. (a) This Agreement may be terminated as follows:

     (i) At any time by the mutual consent of Avado (on behalf of the Sellers) and Purchaser; or

     (ii) By either Avado (on behalf of the Sellers) or Purchaser, at its sole election, at any time after the Termination Date, if the Closing shall not have occurred on or prior to such date, unless the failure of the Closing to have occurred is solely due to the fault of such party or parties desiring to terminate.

     (b) In the event of the termination of this Agreement pursuant to subparagraph (a)(ii) above because Sellers or Purchaser, as the case may be, shall have willingly failed to fulfill their respective obligations hereunder, the other party shall, subject to Section 7.5, be entitled to pursue, exercise, and enforce any and all remedies, rights, powers, and privileges available to it at law or in equity. In the event of the termination of this Agreement by Sellers due to the failure of the Closing condition set forth in Section 6.2(d) to be satisfied, Sellers shall pay Purchaser a fee of $2,000,000 in cash contemporaneously with the termination of this Agreement.

     (c) Articles VII (and, to the extent that a claim is make under Article VII, any covenant under Article V which would need to survive for purposes of making the claim), VIII and IX hereof shall survive the termination of this Agreement.

ARTICLE IX - MISCELLANEOUS

     9.1 Expenses. (a) Except as provided below, each party hereto shall pay its own legal, accounting, and similar expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement, and the consummation of the transactions contemplated hereby.

     (b) Avado shall advance the filing fees required under the HSR Act, but Purchaser shall reimburse Avado for such fees at Closing.

     (c)   Purchaser   shall  pay  the  costs  of  all  surveys,   environmental
investigations, studies, and reports, and all other costs of any investigation of the assets, the Restaurants, or the Business by Purchaser.

     (d) Sellers shall be responsible for all costs incurred in obtaining any and all Consents required hereunder (other than Liquor Permits) as a result of the transactions contemplated hereunder (subject to the limitations in Section 5.6(a)), and Purchaser shall be responsible for all costs incurred in obtaining Consents under the Liquor Permits or in obtaining new Liquor Permits, as required by applicable Laws.

     9.2 Contents of Agreement; Parties in Interest; etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and constitutes a complete statement of the terms of such transaction. This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. Neither party has been induced to enter into this Agreement in reliance on, and has not relied upon, any statement, representation, or warranty of the other party not set forth in this Agreement, the Disclosure Memorandum, or any certificate or other document delivered pursuant to or in connection with this Agreement.

     9.3 Assignment and Binding Effect. Purchaser may assign this Agreement or, in whole or in part, the right to receive the Acquired Assets at Closing to (i) any affiliate or affiliates of Purchaser, (ii) any other third party reasonably acceptable to Avado, or (iii) any of its lenders for collateral assignment purposes, provided that no such assignment shall affect Purchaser's liability hereunder. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Sellers and Purchaser.

     9.4 Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telecopy or by first class registered or certified United States Mail, with proper postage prepaid, as follows:

    If to Sellers, to:                      With a required copy to:

    Avado Brands, Inc.                      Kilpatrick Stockton LLP
    Hancock at Washington                   1100 Peachtree Street, Suite 2800
    Madison, Georgia  30650                 Atlanta, Georgia  30309
    Attention:  Erich J. Booth              Attention: Larry D. Ledbetter, Esq.
    Fax:  706-343-2434                      Fax:  404-815-6555

    If to Purchaser:                        With required copies to:

    McCormick & Schmick Acquisition         Schulte Roth & Zabel LLP
        Corp., Inc.                         919 Third Avenue
    c/o Castle Harlan Partners, III, L.P.   NY, NY  10022
    150 East 58th St., NY, NY  10155        Attention:  Marc Weingarten
    Attention:  David B. Pittaway           Michael R. Littenberg
        Justin Wender                       Fax:  (212) 593-5955
    Fax:  (212) 207-8042

    and to:                                      and to:

    Bruckmann, Rosser, Sherrill & Co., Inc.      Kirkland & Ellis
    126 East 56th Street                         Citigroup Center
    New York, NY 10022                           153 East 53rd Street
    Attention: Harold O. Rosser                  New York, NY 10022-4675
        Rice Edmonds                             Attn:  Kim Taylor
        Jamie Moore                              Fax:  212-446-4900
    Fax:  212-521-3799

     or to such other address or person as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date actually delivered, or if mailed, four business days after deposit in the U. S. Mail properly addressed with adequate postage affixed.

     9.5 New York Law To Govern. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

     9.6 Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.

     9.7 Schedules and Exhibits. All Exhibits and Schedules (including without limitation the Disclosure Memorandum) referred to herein are intended to be and hereby are specifically made a part of this Agreement.

     9.8 Severability. Any portion of any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions (of portions of provisions) hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) in any other jurisdiction.

     9.9 Public Announcements. Purchaser and Avado will coordinate with each other all press releases relating to the transactions contemplated by this Agreement and no party hereto, nor any affiliates thereof, shall issue any press release, publicity statement, or other public notice relating to this Agreement or the transactions contemplated hereby without providing the other party reasonable opportunity to review and comment thereon.

     9.10 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event that any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

     9.11 Time. Time is and shall be of the essence of this Agreement.

     9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     9.13 Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power, or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy by any party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

     9.14 Further Assurances. From time to time after the Closing, each party hereto will cooperate with the other and execute and deliver to the other party hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purpose of this Agreement.

     9.15 Sellers' Representative. MSHC and the MSHC Subsidiaries hereby irrevocably appoint Avado as their representative for all purposes under this Agreement and authorize Avado, on their behalf and in their name, to (i) receive all notices or documents given or to be given to the Sellers by Purchaser pursuant to this Agreement or in connection herewith and to receive and accept service of legal process in connection with any suit or proceeding arising under this Agreement; (ii) take such action on behalf of the Sellers as Avado may deem appropriate in respect of waiving any inaccuracies in the representations or warranties of Purchaser contained in this Agreement or in any other Purchaser Transaction Document or waiving the fulfillment of any of the conditions precedent to the Sellers' obligations under this Agreement; (iii) take such other action as Avado is authorized to take under this Agreement; (iv) enter into amendments to this Agreement; (v) receive all documents or certificates and make all determinations, on behalf of the Sellers, required under this Agreement; (vi) execute and deliver all documents or certificates required under this Agreement, and (vii) take all such action as may be necessary after the date hereof to carry out any of the transactions contemplated by this Agreement.

                     [Signatures Located on Following Pages]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                 PURCHASER:

                                 MCCORMICK & SCHMICK ACQUISITION
                                 CORP.

                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                                 SELLERS:

                                 AVADO BRANDS, INC.

                                 By:
                                    --------------------------------------------
                                    Tom E. DuPree, Jr., Chief Executive Officer


                                 MCCORMICK & SCHMICK HOLDING CORP.

                                 By:
                                    --------------------------------------------
                                    Margaret E. Waldrep, Senior Vice President


                                 MCCORMICK & SCHMICK OF MONTGOMERY COUNTY, INC.

                                 By:
                                    --------------------------------------------
                                    Margaret E. Waldrep, Senior Vice President


                                 MCCORMICK & SCHMICK OPERATING CORP.

                                 By:
                                    --------------------------------------------
                                     Margaret E. Waldrep, Senior Vice President

                                 MCCORMICK & SCHMICK'S SCP VIII, INC.

                                 By:
                                    --------------------------------------------
                                    Douglass L. Schmick, Secretary


                                 MCCORMICK & SCHMICK'S RMP III, INC.

                                 By:
                                    --------------------------------------------
                                     Douglass L. Schmick, Secretary


                                 MCCORMICK & SCHMICK TX GENERAL, INC.

                                 By:
                                    --------------------------------------------
                                    Margaret E. Waldrep, Senior Vice President


                                 MCCORMICK & SCHMICK LIMITED, INC.

                                 By:
                                    --------------------------------------------
                                    Margaret E. Waldrep, Senior Vice President


                                 MCCORMICK & SCHMICK OF TEXAS, LP

                                 By: McCormick & Schmick TX General, Inc., its General Partner

                                 By:
                                    --------------------------------------------
                                    Margaret E. Waldrep, Senior Vice
                                    President


                                 MCCORMICK & SCHMICK TX LIQUOR INC.

                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                            EXHIBIT TABLE OF CONTENTS



EXHIBIT                                     TITLE

   A                                 Purchase Price Allocation

   B                                 Financing Commitment Letters

                              DISCLOSURE MEMORANDUM


                                Table of Contents


Schedule                               Title

 1.1A                            Restaurants by Name and Address

 1.1B                            Leases

 1.1C                            Material Contracts

 1.1D                            MSHC and MSHC Subsidiaries

 1.1E                            MS Personnel

 3.1                             Foreign Qualifications

 3.3                             Consents

 3.5                             Ownership Interests of MSHC and MSHC
                                 Subsidiaries

 3.6                             Financial Statements

 3.7                             Liabilities

 3.8                             Events Subsequent to Reference Date

 3.9                             Taxes

 3.11                            Permits

 3.13                            Real Property

 3.14                            Intellectual Property Rights

 3.15                            Contracts and Leases

 3.16                            Insurance

 3.17                            Litigation

 3.20                            Employee Benefits

 3.23                            Key Employees

                                Table of Contents


Schedule                               Title

 5.4(a)                          Development Efforts

 5.4(b)                          Development Sites


     Exhibits and schedules to this agreement are not filed pursuant to Item 601(b)(2) of SEC Regulation S-K. By the filing of this Form 8-K, the Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.